                                                                   EXHIBIT 10.14

                   AGREEMENT OF PURCHASE AND SALE OF ASSETS
                   ----------------------------------------

    This Agreement of Purchase and Sale of Assets (this "Agreement") is entered into and effective as of August 29, 1997, by and AMONG LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., a California corporation (the "Buyer"), LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation (the "Parent"), and LEGAL ENTERPRISE, INC., a California corporation (the "Seller"), joined by TONY L. MADDOCKS, an individual resident of California and a director, officer and shareholder of the Seller ("Maddocks") and ALAN SIMON, an individual resident of California and a director, officer and shareholder of the Seller ("Simon"). Buyer, Parent, Seller, Maddocks and Simon are hereinafter sometimes referred to collectively as the "Parties" or singularly as a "Party."

                                 W I T N E S S E T H :
                                 - - - - - - - - - -

    WHEREAS, the Seller is the owner of various assets associated with the Business (as hereinafter defined);

    WHEREAS, the Buyer desires to purchase all or substantially all of the Assets (as hereinafter defined) owned by the Seller and used in the Business, and the Seller desires to sell such Assets to the Buyer;

    WHEREAS, in connection with the purchase and sale of the Assets, the Parties desire to set forth in this Agreement the terms and conditions with respect to the transfer of such Assets;

    NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS
                              -------------------

    As used herein, the following terms shall have the following meanings:

    ACCOUNTS PAYABLE REPORT. The term "Accounts Payable Report" shall mean a report prepared as of the time specified which shows accounts payable of the Business by service provider and age of each account payable.

    ACCOUNTS RECEIVABLE.    The term "Accounts Receivable" shall mean all
accounts receivable of Seller generated in connection with the operations of the Business prior to the Effective Date and reflected on the Financial Statements as of the Effective Date in a manner consistent with Seller's past practices and the manner in which such information has been provided to Buyer.

    ACCOUNTS RECEIVABLE REPORT. The term "Accounts Receivable Report" shall mean a report prepared as of the time specified which shows accounts receivable of the Business by customer and age of each of the Accounts Receivable.

    ADDITIONAL PARENT SHARES VALUE. The term "Additional Parent Shares Value" means $8.50 per Parent Share; provided, that if the Parent or its Affiliates have subsequently consummated an acquisition in which Parent Shares are issued, then "Additional Parent Shares Value" means the value of each Parent Share as specified in the most recent such acquisition; and further provided however, that if the Parent has successfully consummated a public offering of its shares of common stock; then "Additional Parent Shares Value" means the average public trading price of each Parent Share over the five (5) most recent business days.

    AFFILIATE. The term "Affiliate" of a person shall mean, with respect to that person, a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of that person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by," or "under common control with") means the possession, direct or indirect, of management and policies of a person whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such person, or otherwise. As used in this definition, the term "person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, an incorporated organization, or a government or political subdivision thereof.

    ANCILLARY AGREEMENTS. The term "Ancillary Agreements" shall have the meaning set forth in Section 3.11.

    ASSETS.  The term "Assets" shall have the meaning set forth in Section 2.1.

    ASSUMED LIABILITIES. The term "Assumed Liabilities" shall have the meaning as contained in Section 2.6.

    BALANCE SHEET REPORT. The term "Balance Sheet Report" means the balance sheet of the Seller as of a given date showing the assets, liabilities and equity of the Seller, prepared by the Seller in accordance with GAAP on a consistent basis as with prior time periods and further adjusted to exclude Excluded Assets and Retained Liabilities.

    BILL OF SALE.  The term "Bill of Sale" shall have the meaning set forth in
Section 6.2(g).

    BOOKS AND RECORDS. The term "Books and Records" shall have the meaning set forth in Section 2.1(c).

    BUSINESS. The term "Business" shall mean the record retrieval and litigation support business of the Seller as presently conducted.

    BUYER INDEMNIFIED PARTIES. The term "Buyer Indemnified Parties" shall have the meaning set forth in Section 7.1A.

    BUYER OBLIGATIONS. The term "Buyer Obligations" shall have the meaning set forth in Section 8.2.

    CLOSING. The term "Closing" shall mean the consummation of the events and transactions to take place on the Closing Date.

    CLOSING DATE.  The term "Closing Date" shall mean August 29, 1997.

    CLOSING DATE ACCOUNTS PAYABLE REPORT. The term "Closing Date Accounts Payable Report" shall mean an Accounts Payable Report prepared as of the Closing Date.

    CLOSING DATE ACCOUNTS RECEIVABLE REPORT. The term "Closing Date Accounts Receivable Report" shall mean an Accounts Receivable Report prepared as of the Closing Date.

    CLOSING DATE BALANCE SHEET REPORT. The term "Closing Date Balance Sheet Report" shall mean a Balance Sheet Report prepared as of the Closing Date.

    CLOSING DATE INCOME STATEMENT. The term "Closing Date Income Statement" shall mean an income statement of the Seller, prepared as of the Closing Date.

    CLOSING DATE REPORTS. The term "Closing Date Reports" shall have the meaning set forth in Section 2.4.

    CONTRACTS.  The term "Contract" shall have the meaning as contained in
Section 2.1(b).

    CUSTOMERS.  The term "Customers" shall have the meaning as contained in
Section 3.22.

    DAMAGES.  The term "Damages" shall have the meaning set forth in Section
7.1A.

    EFFECTIVE DATE. The term "Effective Date" shall mean 12:01 a.m. on the "Closing Date."

    EMPLOYEE. The term "Employee" shall mean any employee of the Seller who, as of the Effective Date, is employed or otherwise performs work or provides services in connection with the operation of the Business, including those, if any, on disability, sick leave, layoff or leave of absence, who, in accordance with the Seller's applicable policies, are eligible to return to active status, but shall not include any independent contractor providing record retrieval and litigation support services to Seller from time to time.

    EMPLOYMENT AGREEMENT. The term "Employment Agreement" shall have the meaning as contained in Section 6.2(f).

    ERISA.  The term "ERISA" shall have the meaning as contained in Section
3.15.

    EQUIPMENT.  The term "Equipment" shall have the meaning as contained in
Section 2.1(a).

    EXCLUDED ASSETS. The term "Excluded Assets" shall have the meaning as contained in Section 2.2.

    FINAL NET WORTH. The term "Final Net Worth" means total assets minus total liabilities, as reflected on the Closing Date Balance Sheet Report.

    GAAP. The term "GAAP" shall mean generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

    GENERAL INTANGIBLES. The term "General Intangibles" shall have the meaning contained in Section 2.1(g).

    GUARANTEED NET WORTH. The term "Guaranteed Net Worth" shall mean the amount of Six Hundred Fifty-Four Thousand Two Hundred Eighty-Eight Dollars ($654,288).

    INITIAL CASH PURCHASE PRICE. The term "Initial Cash Purchase Price" shall have the meaning set forth in Section 2.3.

    INITIAL PURCHASE PRICE. The term "Initial Purchase Price" shall mean the consideration payable to the Seller for the Assets as set forth or contemplated in Section 2.3.

    INTELLECTUAL PROPERTY. The term "Intellectual Property" shall have the meaning as contained in Section 2.1(e).

    LEI DIVISION. The term "LEI Division" shall mean the separate operating division of Buyer established to continue the operations of Seller acquired under the terms of this Agreement.

    LEI DIVISION EBITDA. The term "LEI Division EBITDA" shall mean adjusted earnings of the LEI Division before interest, taxes, depreciation and amortization BUT minus 50% of the initial base salary to be paid to Maddocks pursuant to the Employment Agreement.

    NATIONAL RECORD RETRIEVAL EBITDA. The term "National Record Retrieval EBITDA" means adjusted earnings of the record retrieval business of Parent and its subsidiaries before interest, taxes, depreciation and amortization, excluding that of the LEI Division and any record retrieval business conducted in Texas.

    NET WORTH. The term "Net Worth" means the dollar amount of total assets minus the total liabilities of the Seller as of a given time period as determined by the Balance Sheet Reports as of such time period.

    NOTE 1.  The term "Note 1" shall have the meaning set forth in Section
2.3(a).

    NOTE 2.  The term "Note 2" shall have the meaning set forth in Section
2.3(a).

    NOTICE OF ACTION. The term "Notice of Action" shall have the meaning set forth in Section 7.1C.

    NOTICE OF ELECTION. The term "Notice of Election" shall have the meaning set forth in Section 7.1C.

    OFFSET.  The term "Offset" shall have the meaning set forth in Section 8.2.

    OFFSET CLAIM.  The term "Offset Claim" shall have the meaning set forth in
Section 8.2.

    OWNER.  The term "Owner" shall mean Seller, the owner of the Business.

    PARENT SHARES. The term "Parent Shares" shall mean any of the shares of common stock of the Parent.

    PECKS. The term "Pecks" shall mean Pecks Management Partners Ltd., a New York limited partnership.

    PUBLIC OFFERING. The term "Public Offering" means the sale by the Parent of any of its securities for cash in an underwritten public offering registered on the appropriate form with the Securities and Exchange Commission.

    PUBLIC OFFERING PRICE. The term "Public Offering Price" shall refer to the initial share price of the common stock of Parent Shares at the time and on the date of the initial Public Offering of the Parent Shares by Parent.

    REGISTRATION RIGHTS AGREEMENT. The term "Registration Rights Agreement" shall have the meaning as contained in Section 6.2(l).

    RETAINED LIABILITIES. The term "Retained Liabilities" shall have the meaning contained in Section 7.1B.

    SECONDARY CASH PURCHASE PRICE. The term "Secondary Cash Purchase Price" shall have the meaning set forth in Section 2.3.

    SECONDARY PURCHASE PRICE. The term "Secondary Purchase Price" shall have the meaning set forth in Section 2.3.

    SECONDARY PURCHASE PRICE CALCULATION DATE. The term "Secondary Purchase Price Calculation Date" shall have the meaning set forth in Section 2.3.

    SELLER INDEMNIFIED PARTIES. The term "Seller Indemnified Parties" shall have the meaning set forth in Section 7.1B.

    SELLER INDEMNITORS. The term "Seller Indemnitors" shall have the meaning set forth in Section 7.1A.

    SELLER'S FINANCIAL STATEMENTS. The term "Seller's Financial Statements" shall mean the internally compiled financial statements of the Seller as more fully defined in Section 3.15 herein.

    SELLER'S NAMES. The term "Seller's Names" shall have the meaning set forth in Section 2.1(j).

    SHAREHOLDERS' AGREEMENT. The term "Shareholders' Agreement" shall have the meaning set forth in Section 6.8.

    STOCK PLEDGE AGREEMENT. The term "Stock Pledge Agreement" shall have the meaning as contained in Section 6.2(n).

    SUBORDINATION AGREEMENTS. The term "Subordination Agreements" shall mean those certain Subordination Agreements of even date herewith entered into among Seller and any of the Company, the Parent, Affiliates, and holders of Senior Indebtedness (as such item is defined in Note 1 or Note 2).

    TOTAL VALUE OF SECONDARY SHARES. The term "Total Value of Secondary Shares" shall have the meaning set forth in Section 2.3.

    TRADE PAYABLES. The term "Trade Payables" shall mean all of the accounts payable of the Business incurred in the ordinary course of business existing as of the Effective Date, as set forth on the Closing Date Balance Sheet Report.

                                  ARTICLE II
                     PURCHASE OF ASSETS AND PURCHASE PRICE
                     -------------------------------------

    2.1 SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, convey, transfer, assign and deliver to the Buyer, and the Buyer agrees to purchase from the Seller on the Effective Date, all assets owned by Seller and used in or derived from the Business (other than those specifically excluded under Section 2.2 below) including the following (such assets to be referred to herein as the "Assets"):

          (a) All office equipment, service equipment, supplies, computer hardware, computer software, data processing equipment, motor vehicles, and tools (the "Equipment"), including the Equipment described on Schedule 2.1(a);

          (b) All contracts, leases, documents, franchises, licenses, instruments, agreements and other written or oral agreements relating to the Business of Seller to which Seller is a party or by which Seller or any of the Assets may be bound as well as all rights, privileges, claims and options relating to the foregoing (the "Contracts"), including the Contracts described on Schedule 2.1(b);

          (c) All customer and supplier files and databases, customer and supplier lists, accounting and financial records, invoices, and other books and records relating principally to the Business (the "Books and Records"), including the Books and Records described on Schedule 2.1(c);

          (d) Employee files for those employees actually hired by Buyer;

          (e) All right, title and interest of Seller, in, to and under all service marks, trademarks, trade and assumed names, principally related to the Business together with the right to recover for infringement thereon, if any (the "Intellectual Property"), and other marks and/or names described on Schedule 2.1(e);

          (f) All advertising materials and all other printed or written materials related to the conduct of the Business;

          (g) All of the Seller's general intangibles, claims, rights of set off, rights of recoupment, goodwill, patents, inventions, trade secrets and royalty rights and other proprietary intangibles, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, which are used in the Business, and remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions (the "General Intangibles"), including the General Intangibles described on
    Schedule 2.1(g);

          (h) All goodwill and going concern value and all other intangible properties related to the Business;

          (i) All of Seller's receivables, including Accounts Receivable, notes receivable, trade receivables, and intercompany receivables relating to the Business; and

          (j)  The exclusive right to use the name "Legal Enterprise, Inc.", any
    similar   name or derivative thereof, and any past or present assumed names
    or trade names in   connection with Buyer's use of the Purchased Assets (the
    "Seller's Names").

    2.2 EXCLUDED ASSETS. Seller is not selling and Buyer is not purchasing any of the following excluded assets related to the Business ("Excluded Assets"):
(i) cash, and (ii) cash investments, cash deposits, including any and all leasehold deposits, right to receive cash refunds, and other cash equivalents, all as more specifically described on Schedule 2.2.

    2.3 PURCHASE PRICE. Upon the terms and subject to the conditions contained herein and as consideration for the sale of the Assets and the performance by the Seller of various other matters as provided herein, the Buyer shall pay the Seller the aggregate amount of the following :

          (a) At the Closing, the aggregate amount of the following (the "Initial Purchase Price"):

               (i) Subject to the provisions of Section 2.4, a cash sum in the amount of One Million Two Hundred Thousand and No/100 Dollars ($1,200,000.00) (the "Initial Cash Purchase Price"), paid by the wire transfer of immediately available funds; and

               (ii) Subject to the provisions of Section 2.4, a subordinated promissory note in substantially the form of EXHIBIT A-1 in the amount of Three Hundred Nineteen Thousand Three Hundred Forty and No/100 Dollars ($319,340.00) which shall be subordinated as provided therein ( "Note 1"); Note 1 shall bear interest at an annual rate of Six and Three-Eighths Percent (6.375%), and shall provide for equal monthly payments of accrued interest and a final payment of principal and all accrued and unpaid interest on the eighth anniversary of the Closing Date, subject to certain limitations imposed by the Subordination Agreements; and

               (iii) Subject to the provisions of Section 2.4, a convertible subordinated promissory note in substantially the form of EXHIBIT A-2 in the amount of Eight Hundred Twenty-One Thousand One Hundred Sixty and No/100 Dollars ($821,160.00) which shall be subordinated and convertible into shares of common stock of Parent as provided therein ( "Note 2"); Note 2 shall bear interest at an annual rate of Six and Three-Eighths Percent (6.375%), and shall provide for equal monthly payments of accrued interest and a final payment of principal and all accrued and unpaid interest on the eighth anniversary of the Closing Date, subject to certain limitations imposed by the Subordination Agreements.

          (b) In addition to the Initial Purchase Price, the Buyer shall pay the Seller within forty-five (45) days following the end of the 30th month following the Closing Date (the "Secondary Purchase Price Calculation Date"), such amount, if any, by which the aggregate amount of six times the LEI Division EBITDA for the twelve-month period ending on the Secondary Purchase Price Calculation Date exceeds the Initial Purchase Price, as adjusted by Section 2.5, payable as follows (the "Secondary Purchase Price"):

               (i) a cash sum in the amount of (A) Sixty-Five Percent (65%) of the Secondary Purchase Price if the Public Offering has occurred, or
          (B) Fifty Percent (50%) of the Secondary Purchase Price if the Public Offering has not occurred (the "Secondary Cash Purchase Price"), paid by the wire transfer of immediately available funds; and

               (ii) (A) if the Public Offering has occurred, that certain number of Parent Shares which, when taken together ("Total Value of Secondary Shares"), collectively equals in value the difference between the Secondary Purchase Price minus the Secondary Cash Purchase Price (i.e., Total Value of Secondary Shares equals the Secondary Purchase Price minus the Secondary Cash Purchase Price) at a price per Parent Share equal to the Additional Parent Shares Value on the Secondary Purchase Price Calculation Date or (B) if the Public Offering has not occurred, then by increasing Note 1 and Note 2, pro rata in an aggregate amount equal to the Secondary Purchase Price minus the Secondary Cash Purchase Price.

    Notwithstanding anything to the contrary contained herein, in the event the LEI Division EBITDA exceeds the National Record Retrieval EBITDA as of the Secondary Purchase Price Calculation Date, then the Secondary Purchase Price will be based on the average of the LEI Division EBITDA and the National Record Retrieval EBITDA; provided, however, (A) upon the recommendation of Buyer's Chief Executive Officer or (B) at the request of Maddocks, if the Board of Directors of Buyer determines that the national record retrieval business did not develop in the manner contemplated by the parties hereto despite the reasonable best efforts of, and satisfactory performance by, Maddocks, then the Board of Directors of Buyer , acting in good faith, may elect to adjust the formula used in connection with the calculation of the Secondary Purchase Price to take into account a greater percentage of the LEI Division EBITDA.

          (c) Interim preliminary calculations of the Secondary Purchase Price shall be made and paid as follows:

               (i) Commencing thirty (30) days after the last day of the sixth full month following the Closing Date, and on the thirtieth (30th) day after the last day of every sixth month thereafter until such time as total interim payments of the Secondary Purchase Price equal $934,000, the Buyer shall calculate the Secondary Purchase Price as provided in
          Section 2.3(b) (except that if the Parent has consummated the Public Offering, the Additional Parent Shares Value shall be the average public trading price of each Parent Share over the first ten (10) business days after the end of each such six-month period) and shall pay the Seller such amount, if any, by which the amount of six times the LEI Division EBITDA for the preceding twelve-month period exceeds the Initial Purchase Price, as adjusted by Section 2.5 (for purposes of the first six-month period following the Closing Date, all numbers used to calculate the Secondary Purchase Price shall be those numbers derived from the preceding six-month period multiplied by two).

               (ii) The amount, if any, by which the interim calculation of the Secondary Purchase Price exceeds an amount equal to the Initial Purchase Price plus any prior interim payments made shall be paid as set forth in Section 2.3(b) above (except that if the Parent has consummated the Public Offering, the Additional Parent Shares Value shall be the average public trading price of each Parent Share over the first ten (10) business days after the end of each such six-month period).

               (iii) At such time as total interim payments of the Secondary Purchase Price equal or first exceed $934,000, no additional payments of the Secondary Purchase Price shall be calculated or made until the Secondary Purchase Price Calculation Date. On the Secondary Purchase Price Calculation Date, the total amount of any interim payments of cash, Parent Shares and aggregate increases in the amounts of Note 1 and Note 2 made under this Section 2.3(c) shall be subtracted from the Secondary Purchase Price and the balance due Seller, if any, paid as provided in Section 2.3(b) above (except that if the Parent has consummated the Public Offering, the Additional Parent Shares Value shall be the average public trading price of each Parent Share over the first ten (10) business days after the end of each such six-month period). If according to such calculation Seller has been overpaid, then Seller shall promptly refund the amount of such overpayment to Seller by paying the amount of such overpayment in cash, provided however that at the option of Seller, up to 50% of such overpayment may be refunded by delivery to Buyer that number of Parent Shares obtained by dividing fifty percent (50%) of the amount of such overpayment by the Additional Parent Shares Value over the ten
          (10)business day period ending on the forty-fifth (45th) day following the Secondary Purchase Price Calculation Date.

    2.4  DETERMINATION OF FINAL NET WORTH.    Each of the Closing Date Balance
Sheet Report, the Closing Date Accounts Receivable Report, the Closing Date Accounts Payable Report, and the Closing Date Income Statement (collectively, the "Closing Date Reports") of the Seller shall be prepared by the Seller, as promptly as possible after the Closing. Seller's accountants shall then review and certify the Closing Date Reports, and deliver them to Buyer and Buyer's accountants within 30 days after the Closing Date. The Buyer's accountants shall review the Closing Date Reports (including any corresponding work papers of Seller's accountants) and report to the Seller's accountants in writing within 30 days of receipt thereof of any discrepancy between the Seller's accountants certification and the Buyer's accountants results of review. If Seller's accountants and Buyer's accountants cannot resolve such discrepancy within 30 days after Seller's accountants receipt of such reported discrepancy, then they shall so notify the Seller and the Buyer, and the Seller and the Buyer shall attempt to resolve the discrepancy within 15 days of such notice. If the Seller and the Buyer cannot resolve the discrepancy to their mutual satisfaction, another independent public accounting firm acceptable to the Seller and the Buyer shall be retained to review the Closing Date Reports. Such firm's conclusions as to the carrying values to appear on the Closing Date Reports for purposes of determining the Final Net Worth of the Seller shall be conclusive. The Seller and the Buyer shall share equally in the expenses of retaining such accounting firm. The Buyer shall pay the expenses of the Buyer's accountants for their review of the Closing Date Reports, and the Seller shall pay the expenses of Seller's accountants for their review of the Closing Date Reports.

    2.5 ADJUSTMENT OF PURCHASE PRICE; PAYROLL ADJUSTMENT. After the Closing Date, the Initial Purchase Price set forth in Section 2.3 shall be adjusted as follows: If the Final Net Worth as finally determined pursuant to Section 2.4 shall be more than the Guaranteed Net Worth, then each element of the Initial Purchase Price (cash, principal of Note 1 and principal of Note 2) shall be increased in proportion to the percentage it represents of the total Initial
Purchase Price paid at Closing.   If the Final Net Worth of Seller as finally
determined pursuant to Section 2.4 shall be less than the Guaranteed Net Worth, then each element of the Initial Purchase Price (cash, principal of Note 1 and principal of Note 2) shall be decreased in proportion to the percentage it represents of the total Initial Purchase Price paid at Closing, and Seller shall promptly return such portion of cash overpayment to Buyer. In addition, the Parties acknowledge and agree that the Seller has paid or will pay the Seller's Closing Date payroll (including taxes or other expenses) (collectively, the "Payroll Amount") as of August 28, and that the Payroll Amount will be reflected in the Closing Date Reports as an accrued liability. Within five (5) business days after the Effective Date, Buyer shall pay the Payroll Amount in cash to Seller. At the time of the adjustment of the Initial Purchase Price pursuant to this Section 2.5, the Buyer shall pay in cash to Seller the aggregate amount of the security deposits set forth in Item 2 of Schedule 2.2, entitled Excluded Assets, subject to offset by any cash amounts owed by Seller to the Buyer as a result of the adjustment to the Initial Purchase Price.

    2.6 Assumption of Liabilities. Upon the terms and subject to the conditions contained herein, the Buyer agrees that on the Closing Date, it will not assume any liabilities of Seller except for those liabilities listed as current liabilities on Seller's Balance Sheet dated May 31, 1997, subject, however, to adjustments for changes in liabilities occurring in the ordinary course of Seller's business following May 31, 1997 through the Closing Date, as determined under Section 2.4 and set forth on the Closing Date Reports ("Assumed Liabilities"). Buyer specifically excludes and does not assume any liabilities relating to or arising out of any of Seller's tax obligations, tax claims, tax charges, tax fines or any related tax liabilities, regardless of the source, cause or origin of such tax liabilities.

    2.7 ALLOCATION OF INITIAL PURCHASE PRICE. For all federal, state and local tax purposes, the Initial Purchase Price shall be allocated among the various Assets in the manner indicated in Schedule 2.7 hereto subject to adjustment pursuant to the Closing Date Reports. None of the Parties shall file any tax return or report or take any position with any taxing agency or authority which is inconsistent with the foregoing allocation, except to the extent mandated by a court of law or the appropriate taxing agency or authority in a determination binding upon one Party provided that such Party has given written notice and reasonable opportunity to the other Party to contest and appeal such determination, at the other Party's expense, on behalf of both Parties and such determination has nevertheless become final. Within ninety
(90) days after the Closing Date, the Parties shall prepare for filing with the Internal Revenue Service a Form 8594 in accordance with the foregoing allocation.

    2.8 TAXES. Seller shall be liable for the payment of all sales and use taxes arising out of the sale and transfer or removal of the Assets, if any, and the assumption of the Assumed Liabilities. On or before the Effective Date, the Seller agrees to furnish to the Buyer certificates from the state taxing authorities, and any related certificates that the Buyer may reasonably request, as evidence that all sales and use tax liabilities of the Seller accruing before the Effective Date have been fully provided for or satisfied. The Buyer shall not be responsible for any business, occupation, withholding or similar tax, or any taxes of any kind of the Seller, related to any period before the Effective Date.

    2.9 TITLE TO ASSETS AND RISK OF LOSS. Title to the Assets and risk of loss or damage to the Assets by casualty (whether or not covered by insurance) will pass to the Buyer immediately upon completion of the Closing.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

          The Seller hereby represents and warrants, except as otherwise set forth on the Schedules attached hereto, that:

    3.1  TITLE TO ASSETS.   Up until the Effective Date, the Seller has good,
marketable and indefeasible title to the Assets free and clear of restrictions or conditions to transfer or assignment, mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions or restrictions, except with respect to those Assets subject to lease and as otherwise disclosed on Schedule 3.1. The Seller is in possession of all property leased to it from others. Except for the Excluded Assets, the Assets constitute all of the material property, whether real, personal, mixed, tangible or intangible, that are used in the Business by the Seller.

    3.2 TAX RETURNS. Within the times and in the manner prescribed by law, including extensions permitted thereunder, the Seller has filed and will file all federal, state and local tax returns required by law and has paid and will pay all taxes, assessments and penalties, if any, due and payable in connection with the Business through the Effective Date. There are no pending, or to Seller's knowledge, threatened disputes as to taxes of any nature payable by the Seller.

    3.3 CONTRACTS, LEASES, AND AGREEMENTS. Schedule 2.1(b) lists all of the material contracts, leases, agreements, and other written or oral arrangements relating to the Business to which the Seller is a party, or by which the Seller
or the Assets are bound.   As of the Effective Date, each of the Contracts is
valid and in full force and effect, and there has not been any default by the Seller or, to the best of Seller's knowledge, by any other party to any of the Contracts, or any event that with notice or lapse of time or both, would constitute a default by the Seller or, to the best of Seller's knowledge, any other party to any of the Contracts. Except as shall be disclosed in Schedule 2.1(b), each Contract is assignable to the Buyer without the consent of any other party. The parties hereby acknowledge and agree that Seller will not obtain any of the requisite consents relating to the items set forth on Schedule 2.1(b), other than the consent of Simon. Seller has not received notice that any party to any of the Contracts intends to cancel or terminate any of the Contracts or exercise or not exercise any options that they might have under any of the Contracts. In the event any of the Contracts are, or are later determined to be, non-assignable, and the other party to any such Contracts refuses to consent to the assignment of same, then the Seller shall subcontract to the Buyer or its designee, if the Buyer so desires, the remaining work on such Contracts, and the Seller shall forward to the Buyer or its designee all proceeds of such Contracts received by the Seller; provided, however, that Seller shall be reimbursed for any reasonable out-of-pocket expenses incurred by it.

    3.4 EQUIPMENT. All of the Equipment owned or leased by the Seller is described on Schedule 2.1(a) attached hereto. Except as disclosed on Schedule 2.1(a), none of the Equipment will be, at the Effective Date, held under any security agreement, conditional sales contract, or other title retention or security arrangement or is located other than in the possession of the Seller except for Equipment that is out of Seller's possession at certain job sites and/or with certain Seller's agent(s). To the best of Seller's knowledge, the Equipment is in good operating condition and repair, ordinary wear and tear excepted.

    3.5 INVENTORY. Seller does not own any inventory nor does it utilize any inventory in its Business.

    3.6 LICENSES. Schedule 2.1(b) to this Agreement contains a schedule of all licenses owned by Seller or in which it has any rights or licenses in connection with the Business, together with a brief description of each. To the best of Seller's knowledge, Seller has not infringed, and is not now infringing, on any license belonging to any other person, firm, or corporation. Seller owns or holds adequate licenses or other rights to use, all licenses necessary for the Business as now conducted by it except where failure to own or hold such licenses will not cause a material adverse effect on the Business, and to the best of Seller's knowledge, that use does not conflict with, infringe on or otherwise violate any rights of others. Except as set forth on Schedule 2.1(b), all of such licenses are fully assignable to Buyer. Seller shall use its reasonable best efforts to transfer title to all such licenses to Buyer. In the event any of the licenses are non-assignable and/or non-transferrable, Seller shall sublicense or otherwise grant the use or make available the use of any such license which Buyer requests until Buyer obtains an assignment or transfer of such license or a new license in Buyer's own name.

    3.7  EMPLOYMENT CONTRACTS.    Except as set forth in Schedule 3.7, Seller
does not have any employment contracts and collective bargaining agreements to which it is a party or by which it is bound relating to any Employee. No Employees are represented by any labor organization, and, as of the date hereof, no labor organization or group of Employees has made a written demand to the Seller for recognition, or filed a petition with the National Labor Relations Board, or announced its intention to hold an election of a collective bargaining representative. There is no pending, or to the best knowledge and reasonable belief of Seller, threatened, labor dispute, strike or work stoppage affecting or potentially affecting the Business.

    3.8 COMPLIANCE WITH LAWS. The Seller has complied with, and is not in violation of, applicable federal, state or local statutes, laws, and regulations (including, without limitation, any applicable building or other law, ordinance or regulation) that affect, or are likely to affect, directly or indirectly, any of the Assets or the Business, except where the failure to so comply would not have a material adverse effect. The Seller has all permits, licenses, and authorizations necessary to the conduct of the Business in the manner and in the areas in which the Business is presently conducted, and all such permits, licenses, or other authorizations are valid and in full force and effect, except where the failure to possess such permits, licenses or other authorizations would not have a material adverse effect on the Business. There are not any uncured violations, known to Seller, of federal, state or municipal laws, ordinances, orders, regulations or requirements affecting any portion of the Assets or the Business.

    3.9 LITIGATION. Except as disclosed in Schedule 3.9, there is no suit, action, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the best of Seller's knowledge, threatened against or affecting the Seller, the Assets, or the Business that could result in a material adverse effect on the Business.

    3.10  NO BREACH OR VIOLATION.   As of the Effective Date and except as set
forth on Schedule 3.10, the consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, except for third party consents described in this Agreement or any schedule prepared and delivered in connection herewith, of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, security agreement, concession, franchise, permit or other agreement, instrument or arrangement by which the Assets, the Business or the Seller may be affected, or to which the Assets, the Business or the Seller may be bound, (ii) the creation or imposition of any lien, charge, or encumbrance on any of the Assets or the Business, or (iii) a breach of any term or provision of this Agreement, except for breaches and violations that could not reasonably be expected to have a material adverse effect on the Business.

    3.11 AUTHORITY. The Seller has the full right, power, legal capacity and authority to execute, deliver and perform its obligations under this Agreement and all agreements ancillary to this Agreement which are part of the underlying transaction made on the basis of this Agreement and executed in connection herewith ("Ancillary Agreements"), and no approvals or consents of any other person or entity, other than the Seller, are necessary in connection herewith.

    3.12 PERSONNEL. Schedule 3.12 sets forth a complete and accurate list of the names, addresses, hire dates, dates of birth and job descriptions of all Employees employed by Seller in connection with the Business, current rates of compensation including, if determined, bonuses payable to each following Closing. At or after Closing, the Seller shall deliver such additional information as the Buyer shall reasonably request with respect to such Employees.

    3.13 VALID AND BINDING OBLIGATIONS. Upon execution and delivery, each of this Agreement, the Ancillary Agreements and each document, instrument and agreement to be executed by the Seller in connection herewith, will constitute the legal, valid, and binding obligation of the

Seller, enforceable in accordance with its terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

    3.14  FINANCIAL STATEMENTS.   The financial statements of Seller consist of
unaudited financial statements that have been compiled by the independent certified public accounting firm of Gray Proctor & McMannis for the fiscal years ended December 31, 1994, 1995 and 1996 and for the five month period ended May 31, 1997 (collectively, the "Seller's Financial Statements"). The Seller's Financial Statements have been prepared in accordance with GAAP consistently applied and fairly present in all material respects the financial condition and results of operations of the Seller as at the dates and for the periods then ended.

    3.15 EMPLOYEE BENEFITS. Except as provided in Schedule 3.15, Seller has no pension, profit-sharing, bonus, deferred compensation, percentage compensation, severance pay, retirement, insurance, or other employee benefit plans, including "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    3.16 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Schedule 3.16(a) with regard to the Business and the Assets, since May 31, 1997, there has been no:

          (i) material adverse change in the condition, financial or otherwise, of the Seller, the Assets or the Business;

          (ii) waiver of any right of or claim held by the Seller;

          (iii) material loss, destruction or damage to any property of the Seller, whether or not insured;

          (iv) material change in the personnel of the Seller or the terms or conditions of their compensation or employment;

          (v) acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by the Seller otherwise than for value and in the ordinary course of business;

          (vi) transaction or disbursement of funds or assets by the Seller except in the ordinary course of business;

          (vii) capital expenditure by the Seller exceeding $10,000 except in the ordinary course of business;

          (viii) change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by the Seller;

          (ix) re-valuation by the Seller of any of its Assets;

          (x) amendment, modification or termination of any Contract or license to which the Seller is a party, except in the ordinary course of business;

          (xi) mortgage, pledge or other encumbrance of any of the Assets;

          (xii) any litigation or facts or circumstances that could result in litigation that, if adversely determined, might reasonably be expected to have a material adverse effect on Seller, Seller's financial condition, Seller's prospects, the Business or the Assets;

          (xiii) increase in salary or other compensation payable or to become payable by the Seller to any of its officers, directors or employees, or the declaration, payment or commitment or obligation of any kind for the payment, by the Seller, of a bonus or other additional salary or compensation to any such person;

          (xiv) loan by the Seller to any person or entity, or guaranty by the Seller of any loan;

          (xv) other event or condition of any character that has or might reasonably be expected to have a material adverse effect on the Business, Assets or financial condition of the Seller; or

          (xvi) agreement by the Seller to do any of the things described in the preceding clauses (i) through (xv).

Except as disclosed in Schedule 3.16(b), there have been no contractual commitments by Seller to spend more than $25,000 per contractual commitment over a continuous 12-month period.

    3.17 CONSENTS AND APPROVALS. Except as set forth on Schedule 3.17 no consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by the Seller in connection with the execution, delivery or performance of this Agreement by Seller or the consummation of the transactions contemplated hereby by Seller.

    3.18 BROKERS. Neither Seller nor any of Seller's Affiliates has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commission or finder's fees in connection with the transactions contemplated herein.

    3.19 SALE OF ASSETS. For purposes of determining whether a sales and use tax charge is applicable, the sale of the Assets constitutes (i) the sale of the entire operating assets of a business or of a separate division, branch, or identifiable segment of a business, and (ii) a sale outside the ordinary course of Seller's business, and represents an isolated or occasional sale by a seller who does not regularly engage in such business. The income and expenses of the Business can be separately established from the Books and Records in the same manner as previously provided to Buyer.

    3.20 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Seller nor any agent of the Seller, nor to Seller's best knowledge, any other person acting on Seller's behalf, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee of the United States or any state or foreign government, or other person who is or may be in a position to help or hinder the Business which
(1) would subject the Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (2) if not given in the past, would have an adverse effect on the Business, or (3) if not continued in the future, would have a material adverse effect on the Business or the Assets, or which would subject the Seller to suit or penalty in a private or governmental litigation or proceeding.

    3.21 LIENS ON ASSETS. Except as set forth on Schedule 3.21, all liens or security interests of any third party as to any of the Assets have been removed on or before the Effective Date, and the Seller has furnished evidence thereof to Buyer.

    3.22  CUSTOMERS.    To the best of Seller's knowledge, Schedule 3.22
contains a true and correct list of all customers of the Business within the last year (the "Customers"). The Seller has no information, nor is the Seller aware of any facts, indicating that any of the material Customers intend to cease doing business with the Seller.

    3.23 INSURANCE POLICIES. Schedule 3.23 to this Agreement is a description of all insurance policies held by the Seller concerning the Business and Assets. The Seller maintains insurance protection on all its Assets and the Business of such types and in such amounts as, to Seller's best knowledge, are customarily insured by similar companies in the same industry, covering property damage and loss by fire, theft, or other casualty.

    3.24 INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS. Except as set forth in Schedule 3.24, neither the Seller, nor any Affiliate, spouse or child of the Seller, has any direct or indirect interest in any competitor, supplier or customer of any of them, has any direct or indirect interest in any competitor, supplier or customer of the Seller, or in any person from whom or to whom the Seller leases any property, or in any other person with whom the Seller is doing business.

    3.25 ADVERSE INFORMATION. Seller does not have any actual knowledge of any change contemplated in any applicable laws, ordinances or restrictions, or any judicial or administrative action ( or any event, fact or circumstance) which will or could be reasonably expected to, have a material adverse effect on the Seller or its condition, financial or otherwise, the Assets, or the condition, value or operation thereof.

     3.26 ORGANIZATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all necessary powers to own its properties and to operate its business as now owned and operated by it, and is qualified to do business in the states specified on
Schedule 3.26.

    3.27 CONDITION. All of the Assets are in good operating condition and repair, ordinary wear and tear excepted, and, as applicable, good working order. To the knowledge of Seller, the buildings, fixtures, and improvements leased by the Seller, including but not limited to the plumbing, electrical, air conditioning, heating and ventilating systems, are in good condition, ordinary wear and tear excepted, and, as applicable, good working order.

    3.28 INTELLECTUAL PROPERTY. All of the Intellectual Property owned by the Seller is described on Schedule 2.1(e) attached hereto. The Seller is the sole owner of all of the Intellectual Property, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others. The Seller has registered all trade names, trademarks, and service marks in all jurisdictions necessary to evidence and protect its ownership thereof, and to permit the Seller to conduct its business in the manner in which it is currently conducted, or otherwise has all rights or licenses necessary to use the same. The Seller has all patents or patent applications and copyrights registered in all jurisdictions necessary to evidence and protect the ownership thereof and to permit the Seller to conduct its business in the manner in which it is currently conducted, or otherwise has all rights or licenses necessary to use same.
Except as disclosed in this Agreement, all of the patents of the Seller are valid and in full force and effect and are not subject to any taxes, maintenance fees, or actions which have not been currently paid. None of the Intellectual Property infringes upon any patents, trade or assumed names, trademarks, service marks, or copyrights belonging to any other person or other entity. The Seller is not a party to any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any of the Intellectual Property. The Seller does not have a license or a right to use any other patents, service marks, trademarks, trade and assumed names, trade secrets and royalty rights and other proprietary intangibles in connection with the Business, other than the Intellectual Property.

    3.29 POWERS OF ATTORNEY. No person or other entity holds a general or special power of attorney from the Seller.

    3.30 NO SEVERANCE PAYMENTS. Except as set forth in Schedule 3.30, the Seller will not owe a severance payment or similar obligation to any of its Employees, officers, or directors, as a result of the transactions contemplated by this Agreement, nor will any of such persons be entitled to an increase in severance payments or other benefits as a result of the transactions contemplated hereby, nor in the event of the subsequent termination of their employment.

    3.31 EMPLOYEES. Except as has occurred in the ordinary course of business, the Seller has not, nor has it agreed to do in any unusual or extraordinary amount or manner, any of the following acts with respect to its Employees in the
Business: (i) grant any increase in salaries payable or to become payable by it,
(ii) increase benefits, (iii) modify any collective bargaining agreement to which it is a party or by which it may be bound, or (iv) declare any bonuses for any of its Employees.

    3.32 TAXES. Seller has paid, and shall pay when due, or contest in good faith, and shall be responsible for paying for, all federal, state, and local taxes and charges of any kind whatsoever related thereto, which relate to or arise from the period on or prior to the Closing

Date, whether such taxes and charges shall be due and payable before or after the Closing Date. All federal, state and local taxes and charges of any kind whatsoever relating to the ownership of the Assets shall be prorated as of the Closing Date.

    3.33 HIRING OF EMPLOYEES. As of the Closing Date, Seller shall permit Buyer to offer employment to all of the Employees. At or prior to Closing, Seller shall have paid or accrued in the Closing Date Balance Sheet Report all compensation and benefits to which such Employees are entitled by reason of their previous employment with the Seller on such date. Seller shall use Seller's best efforts to assist Buyer in any reasonable manner in the hiring by Buyer of the Employees that Buyer desires to hire. Buyer shall have the right, but not the obligation, to offer employment to such Employees that it desires to hire in its sole discretion. Seller shall be solely responsible and liable for all severance pay, if any, to the extent that any of the Employees are not offered employment with Buyer or do not accept an offer of employment. Under no circumstances shall the Seller or any of Seller's Affiliates be permitted to employ or offer employment to any of the Employees after the Closing Date, without the prior written consent of Buyer.

    3.34 OPERATIONS OF THE SELLER. Except as disclosed in Schedule 3.34, since May 31, 1997:

    (i) the Seller has used its best efforts to preserve the business organization of the Seller intact, to keep available to the Business the Employees, and to preserve its present relationships with suppliers, customers and others having business relationships with it;

    (ii) the Seller has maintained its existing insurance as to the Business and the Assets, and otherwise maintained and operated the Business in a good and businesslike manner in accordance with good and prudent business practices;

    (iii) the Seller has not entered into any agreement or instrument which would bind Buyer, the Seller or the Assets after Closing, other than in the ordinary course of business, or which would be outside the normal scope of maintaining and operating the Business and the Assets in the ordinary course of business;

    (iv) the Seller has performed all of the Seller's material obligations under all contracts and commitments applicable to the Seller, the Business, or the Assets, and has maintained the Seller's books of account and records relating to the Business in the usual, regular and customary manner;

    (v) to the best of Seller's knowledge, the Seller has complied with all statutes, laws, ordinances and regulations applicable to the Seller, the Assets, and the conduct of the Business;

    (vi) except in the ordinary course of business, neither the Seller nor any of the shareholders of Seller has removed or disposed of, nor permitted the removal or disposal of, any assets of the Seller unless such assets were replaced with an item of at least equal value that is properly suited for its intended purpose;

    (vii) the Seller has paid all bills and other payments due with respect to the ownership, use, insurance, operation and maintenance of the Business or the Assets in the usual, regular and customary manner consistent with its prior practices, and has taken all action necessary or prudent to prevent liens or other claims for the same from being filed or asserted against any part of the Assets; and

    (viii) all revenues received by the Seller relating to the Business have been deposited in the Seller's account relating to the Business.

    3.35 FULL DISCLOSURE. This Agreement, the Schedules and Exhibits hereto, and all other documents and written information furnished by the Seller to the Buyer pursuant hereto or in connection herewith, are true, complete and correct, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. To the best of Seller's knowledge, there are no facts or circumstances relating to the Assets or the Business which adversely affect or might reasonably be expected to adversely affect the Assets, the Business or the ability of the Seller to perform this Agreement or any of Seller's obligations hereunder.

                                  ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT
              --------------------------------------------------

    Each of Buyer and Parent represents and warrants, except as otherwise set forth on the Schedules attached hereto, that:

    4.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all the necessary corporate powers to own its properties and to carry on its business as now owned and operated by it. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all the necessary corporate powers to own its properties and to carry on its business as now owned and operated by it.

    4.2 AUTHORITY. Each of Buyer and Parent, as applicable, has the right, power, legal capacity, and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party. The execution, delivery and performance of this Agreement and any Ancillary Agreements to which it is a party by Buyer and Parent, as applicable, have been duly authorized by all necessary corporate action.

    4.3 VALID AND BINDING OBLIGATIONS. Upon execution and delivery, each of this Agreement and the Ancillary Agreements to which it is a party will constitute the legal, valid, and binding obligation of Buyer or Parent, as applicable, enforceable in accordance with its terms, except as limited by bankruptcy laws, insolvency laws, and other similar laws affecting the rights of creditors generally.

    4.4 BROKERS. Neither Buyer nor any of its respective Affiliates, officers, directors, or employees, has employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein, except for the fee payable to The Gulfstar Group, Inc., which fee shall be paid solely by Buyer or its Affiliates in connection with this transaction.

    4.5  CONSENTS AND APPROVALS.  Except as set forth on Schedule 4.5,

          (a) No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Buyer or Parent in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby.

          (b) Neither the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (i) violate any provision of the Articles of Incorporation or Bylaws of either Buyer or Parent or (ii) conflict with, or result (immediately or upon the giving of notice or the passage of time or both) in any violation of or any default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, any mortgage, indenture, lease, instrument, permit, concession, franchise, license or other agreement which either the Buyer or Parent or its properties or assets is a party to, beneficiary of, or bound by, or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either the Buyer or Parent or its properties or assets, other than such conflicts, violations, or defaults or possible modifications, terminations, cancellations or accelerations which individually or in the aggregate do not and will not have a material adverse effect on the Buyer or the Parent.

    4.6 FINANCIAL STATEMENTS. Buyer has delivered to Seller the unaudited consolidated balance sheet, unaudited consolidated income statement, and unaudited consolidated cash flow statement of Parent for the periods commencing on January 17, 1997, and ending May 31, 1997, and June 30, 1997, respectively (the "Parent Financial Statements"). Each of the Parent Financial Statements
(i) fairly represents the financial position of Parent and its consolidated subsidiaries as of each respective Parent Financial Statement date, and the results of their operations for the respective periods indicated, and (ii) were true and correct in all material respects as of the respective dates thereof, subject to finalization of purchase accounting adjustments in accordance with GAAP.

    4.7 ASSUMED LIABILITIES. Buyer shall assume the Assumed Liabilities as defined in Section 2.6 herein.

    4.8  ABSENCE OF CERTAIN CHANGES.  Since May 31, 1997,  there have been no
(a) material adverse changes in the business, financial condition, assets, operations or prospects of Parent, (b) amendments, modifications or terminations of any material contract applicable to Parent, (c) any changes in the accounting methods or practices of Parent, (d) any litigation or facts or circumstances that could result in litigation that, if adversely determined, might reasonably be expected to have a material adverse effect on Parent or on its business, financial condition or prospects, or (e) other event or condition of any character that has or might reasonably be expected to have a material adverse effect of the business, financial condition, assets, operations or prospects of Parent.

    4.9 FULL DISCLOSURE. No representation or warranty of the Buyer or Parent in this Article IV or in any other Article of this Agreement or in the Ancillary Agreements to which it is a party or any schedule, exhibit, certificate or other document furnished or to be furnished by the Buyer or Parent to the Seller pursuant to this Agreement or any Ancillary Agreements to which it is a party, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein not misleading. To the best of Buyer and Parent's knowledge, there are no facts or circumstances relating to the business, financial condition, assets, operations or prospects of Buyer or Parent which adversely affect or might reasonably be expected to adversely affect the business, financial condition, assets or operations of Buyer or Parent, or the ability of Buyer or Parent to perform this Agreement or the Ancillary Agreements to which it is a party or any of Buyer or Parent's obligations thereunder.

                                   ARTICLE V
                           COVENANTS OF THE PARTIES
                           ------------------------

    Buyer and Seller covenant and agree as follows:

    5.1 CONDUCT OF THE BUSINESS. Except as otherwise permitted by this Agreement or consented to by Buyer in writing, Seller shall conduct the Business in the ordinary course in substantially the same manner as heretofore, using its best efforts to preserve intact its present business organization, to keep available the services of its Employees, and to preserve its relationships with customers, suppliers and others having business dealings with it.

    5.2 CERTAIN CHANGES. Except as otherwise permitted by this Agreement or consented to by Buyer in writing, Seller shall not: (a) subject any of the Assets to any lien or encumbrance; (b) dispose of any of the Assets; (c) grant any increase in compensation or benefits to any Employee, except for periodic bonuses in the ordinary course consistent with past practices; (d) materially modify any of the Assumed Liabilities, or (e) with respect to the Business, perform any act outside the ordinary course of the Business except as otherwise contemplated by this Agreement.

    5.3 NOTICE. Seller will notify Buyer immediately in writing if (i) any of Seller's representations or warranties set forth in this Agreement are or become untrue prior to the Closing Date, (ii) Seller fails to fully perform all of the covenants of Seller set forth in this Agreement, or (iii) there occurs any material adverse development in the Business or Seller's market position, sales, profit trends, labor regulations, litigation or insurance claims or otherwise of which Seller has knowledge or reasonable belief prior to Closing.

    5.4 RECORD RETENTION. From and after the Closing, Buyer shall permit Seller the right, during normal business hours, to inspect any documents, books, records or other information pertaining to the Assets for any reason whatsoever. For a period of three (3) years following the Closing Date, Buyer agrees not to destroy any files or records which are subject to this Section 5.4 without giving reasonable notice to the Seller, and within fifteen (15) business days of receipt of such notice, the Buyer may cause to be delivered to Seller the records intended to be destroyed, at the Seller's expense.

    5.5 BULK SALES. It may not be practicable to comply or attempt to comply with the procedures of Division 6 of the California Commercial Code (the "California Bulk Sales Act"). Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that except for the Assumed Liabilities, the indemnity provisions of Article VII hereof shall apply to any damages of Buyer arising out of or resulting from the failure of Buyer or Seller to comply with the California Bulk Sales Laws.

    5.6  NON-COMPETITION AGREEMENT.   The Seller agrees that, for the period
beginning on the Closing Date and continuing for three (3) years following the Closing Date, neither Maddocks, individually, Simon, individually, nor any of their Affiliates, shall, either directly or indirectly, individually or separately, for themselves or as a shareholder of a privately-held company, a greater than 5% shareholder of a publicly traded company, owner, partner, joint venturer, promoter, consultant, manager, independent contractor, agent, or in some similar capacity for any reason whatsoever:

    A. Enter into, engage in, or be connected with any business or business operation or activity which consists in whole or in part of the Business within the following counties in the state of California:
          Ventura, Los Angeles, San Diego, Orange and any other counties included within a fifty mile radius of the federal courthouses in San Francisco and Sacramento.

    B. Call upon any customer whose account is or was serviced in whole or in part by the Seller in relation to the Business within twelve (12) months prior to the date hereof, or the Buyer, with the intent of selling or attempting to sell to any such customer any services similar to the services provided by the Buyer; and

    C. Intentionally divert, solicit or take away any customer, supplier or employee of the Buyer, or the patronage of any customer or supplier of the Buyer, or otherwise interfere with or disturb the relationship existing between the Buyer and any of its customers, suppliers, or employees, directly or indirectly.

    In the event the Buyer ceases operation of the Business other than in a merger, consolidation, or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against the Buyer, or upon the appointment of a liquidator for the Buyer, the provisions of this Section 5.6 will not be applicable to the conduct of Seller subsequent thereto.

    Notwithstanding anything to the contrary contained herein, it is understood and agreed that the foregoing provisions contained in this Section 5.6 shall not apply to: (i) an individual named in Section 5.6 if that particular individual executes an Employment Agreement as of the Closing Date with the Buyer or (ii) any relationship or affiliation now existing or hereafter created between Simon and FYI or Simon and Florida Medical Records Service and the business conducted or services rendered thereby. It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 5.6 are more extensive than is enforceable under applicable law or are broader than necessary to protect the goodwill and legitimate business interests of the Buyer, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

    The Parties acknowledge that the remedies at law for breach of Seller's covenants contained in this Section 5.6 are inadequate, and they agree that the Buyer shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach), and to specific performance of such covenants in addition to any other remedies at law or equity that may be available to the Buyer.

    5.7 TERMINATION OF EMPLOYMENT OF SELLER'S EMPLOYEES. Buyer anticipates extending an offer of employment to substantially all of the employees of the Seller on substantially the same terms and conditions as the Employees currently are employed by Seller. Notwithstanding the foregoing, nothing herein shall imply or guarantee employment of any Employee of Seller by Buyer. If Seller's Employees desire employment with Buyer, they will be interviewed in conjunction with the applicants from other sources and given strong consideration for available positions with Buyer, at the wages, hours, and conditions of employment established by Buyer prior to hiring any employees. Seller agrees to use its best efforts to make available the Employees to the Buyer that Buyer desire to hire for the purpose of operating the Business. Notwithstanding anything to the contrary contained herein, Buyer agrees that it will offer to employ substantially all of Seller's employees. Nothing shall prohibit Buyer from terminating any of Seller's Employees subsequent to their employment by Buyer.

    5.8 ADDITIONAL FINANCIAL STATEMENTS. Seller shall promptly furnish to Buyer a copy of all unaudited financial statements for each additional month end period beyond May 31, 1997 as soon as same is regularly prepared by Seller in the ordinary course of its business. All such additional financial statements shall be subject to the same representations and warranties as contained in
Section 3.14 of this Agreement. The Parties acknowledge and agree that Buyer shall be permitted to conduct at its sole cost and expense an audit of Seller for the fiscal years ended 1994, 1995 and 1996 in connection with any Public Offering.

    5.9 NAME CHANGE AND REQUALIFICATION DOCUMENTS. At or prior to the Closing, the Seller will execute, deliver and file, or cause to be executed, delivered and filed, all necessary or reasonably requested amendments to Seller's articles of incorporation, and such other documents as may be required to change Seller's name to a name reasonably acceptable to Seller, Buyer and Parent. In addition, Seller hereby consents to an Affiliate of Buyer incorporating or changing its corporate name to "Legal Enterprises, Inc." or any name substantially similar thereto, or filing such assumed name certificates as Buyer deems reasonable, necessary or appropriate. In addition, at or prior to Closing, Seller and its Affiliates shall execute and deliver such assignments, terminations and cancellations of assumed and trade names as Buyer may request. Seller shall cooperate with Buyer in connection with all filings relating to the use of Seller's name or names and with any filings that Buyer may desire to make in order to effect such name change or otherwise protect such name.

    5.10 CONSENTS TO ASSIGNMENTS. Pursuant to Section 3.3, Seller has represented and warranted that except as disclosed in Schedule 2.1(b), each Contract is assignable to the Buyer without the consent of any other party. The parties hereby acknowledge and agree that the Seller has not obtained, and is not required to obtain, consents to assignment of any of the Contracts (other than the consent of Simon), provided that Seller, Maddocks and Simon hereby agree that they will cooperate with Buyer after the Closing in obtaining the required consents, and will, at Buyer's cost and expense, take such action as Buyer may reasonably request in order to obtain, or to assist Buyer in obtaining, such consents.

                                  ARTICLE VI
                                  THE CLOSING
                                  -----------

    6.1 CLOSING. Payment of the Purchase Price required to be made by the Buyer to the Seller and the transfer of the Assets by the Seller and the other transactions contemplated hereby shall take place on the Closing Date at the offices of Boyer, Ewing & Harris Incorporated, 9 Greenway Plaza, Suite 3100, Houston, Texas 77046 or by fax unless the time or location is changed by mutual agreement of the Parties. At the Closing, (a) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in
Section 6.2 below, (b) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 6.3 below, and
(c) the Buyer will deliver to the Seller the Purchase Price specified in Section
2.3 above.

    6.2 CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligation of the Buyer to proceed with the Closing and consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties of Seller hereunder shall be true and correct in all material respects at and as of the Closing Date;

          (b) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely in any material respect the rights in and to the Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (d) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 6.2(a) -(c) is satisfied in all respects;

          (e) the Buyer shall have received from counsel to the Seller an opinion in form and substance acceptable to Buyer, addressed to the Buyer, and dated as of the Closing Date containing such assumptions and qualifications as may be reasonably acceptable to Buyer's legal counsel;

          (f) Maddocks, individually, shall have entered into a separate Employment Agreement with Buyer in the form attached hereto as EXHIBIT B (the "Employment Agreement");

          (g) The Seller shall have delivered to Buyer instruments of assignment and transfer or bills of sale signed by Seller as the Buyer shall reasonably request, including the Bill of Sale in substantially the form attached hereto as EXHIBIT C (the "Bill of Sale");

          (h) Seller shall have delivered to Buyer affidavits or other reliable evidence reasonably satisfactory to Buyer and its counsel of Seller's authority to sell the Assets;

          (i) Buyer shall have completed its due diligence review of Seller and the Business and been satisfied with the results;

          (j) The Board of Directors and shareholders of Seller shall have approved the terms of this transaction and Seller shall have delivered a certificate therefore to Buyer;

          (k) The Board of Directors of Buyer shall have approved the terms of this transaction;

          (l) Seller shall have entered into with Parent a Registration Rights Agreement in a form similar to those previously entered into by similarly situated shareholders of Parent and reasonably acceptable to Buyer and its counsel (the "Registration Rights Agreement");

          (n) Seller shall have delivered to Buyer a Contingent Stock Pledge Agreement in substantially the form of EXHIBIT D attached hereto (the "Stock Pledge Agreement");

          (o) Buyer shall have received approval from its senior lender to fund the Initial Cash Purchase Price under its acquisition line of credit;

          (p) Seller shall have delivered to Buyer all other items required or requested to be delivered hereunder, including the Subordination Agreements, such requested items to be reasonably necessary or reasonably appropriate to facilitate consummation of the transactions contemplated hereby; and

          (q) All actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in Section 6.2 if it executes a writing so stating at or prior to the Closing Date.

    6.3 CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligation of the Seller to proceed with Closing and consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties of Buyer and Parent hereunder shall be true and correct in all material respects at and as of the Closing Date;

          (b) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or
    (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (d) each of Buyer and Parent shall have delivered to the Seller a certificate to the effect that each of the conditions applicable to it which are specified above in Section 6.3(a)-(c) is satisfied in all respects;

          (e) the Seller shall have received from counsel to the Buyer an opinion in form and substance acceptable to Seller, addressed to the Seller, and dated as of the Closing Date containing such assumptions and qualifications as may be reasonably acceptable to Seller's legal counsel;

          (f) the Buyer shall have paid the Initial Purchase Price required by
    Section 2.3, including delivery of Note 1 and Note 2;

          (g) the Buyer shall have entered into the Employment Agreement;

          (h) Seller shall have completed its due diligence review of Buyer and Parent and been satisfied with the results;

          (i) The Buyer shall have caused Parent to enter into the Registration Rights Agreement with Seller in a form similar to those previously entered into by similarly situated shareholders of Parent;

          (j) The Board of Directors and shareholders of Seller shall have approved the terms of this transaction;

          (k) The Board of Directors of Buyer shall have approved the terms of this transaction and Buyer shall have delivered a certificate therefore to Seller;

          (l) The Buyer shall have entered into the Stock Pledge Agreement; and

          (m) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 6.3 if Seller executes a writing so stating at or prior to the Closing.

    6.4 INSURANCE AND AD VALOREM TAXES. The Buyer shall be obligated to make all premium payments necessary to continue the existing insurance on the Business commencing as of the Effective Date, and Seller shall cooperate with Buyer in assigning such insurance to Buyer, in pursuing any claims thereunder and in assigning and delivery to Buyer any proceeds payable thereunder. Buyer shall refund to Seller any insurance premium payments that have been prepaid. With regard to ad valorem taxes on the Assets for the 1997 tax year, the Seller and the Buyer agree that the taxes to be paid shall be prorated as of the Effective Date.

    6.5 FURTHER ASSURANCES. At and after the Closing, each of the Parties shall take all appropriate action and execute all documents of any kind which may be reasonably necessary or desirable to carry out the transactions contemplated hereby. The Seller, at any time at or after the Closing, will execute, acknowledge and deliver any further bills of sale, assignments and other assurances, documents and instruments of transfer, reasonably requested by the Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the Buyer, for the purpose of assigning and confirming to the Buyer, all of the Assets. The Buyer shall notify the Seller promptly, and in no event more than ten (10) business days after the Buyer's receipt, of any tax inquiries or notifications thereof which relate to any period prior to the Effective Date, and the Seller shall prepare and deliver responses to such inquiries as the Seller deems necessary or appropriate. In addition, the Seller shall make available the books and records of the Business during reasonable business hours and take such other actions as are reasonably requested by the Buyer to assist the Buyer in the operation of the Business.

    6.6 CONFIDENTIAL INFORMATION. After the Closing and except as otherwise specifically permitted in this Agreement, each party to this Agreement agrees, on behalf of itself and its Affiliates, to use reasonable efforts not to divulge, communicate, use to the detriment of any other party to this Agreement or its Affiliates or for the benefit of any other person or persons, any confidential information or trade secrets of such other party with respect to the Assets or the Business, including personnel information, secret processes, know-how, customer lists, formulae, or other technical data; provided, if any party to this Agreement or any of its Affiliates is compelled to disclose such information to any tribunal, regulatory or governmental authority or agency or else stand liable for contempt or suffer other censure and penalty, such party may so disclose such information without any liability hereunder.

    6.7 ASSIGNMENT OF CONTRACTS. On or before the Effective Date, Seller shall have delivered to Buyer all of the Contracts presently in force and shall have effected a valid assignment of all of Seller's rights and obligations thereunder.

    6.8 SHAREHOLDERS' AGREEMENT; INVESTMENT REPRESENTATIONS. No Parent Shares can or will be issued upon conversion of Note 2 until Seller becomes a party to a Shareholders' Agreement in the form required by the Parent ("Shareholders' Agreement") and gives appropriate investment representations concerning knowledge about the investment and acknowledgments of any applicable restrictions on transferability.

                                  ARTICLE VII
                                INDEMNIFICATION
                                ---------------

    7.1  INDEMNIFICATION.

          A. BY THE SELLER AND SELLER'S SHAREHOLDERS. Subject to Section 7.1(E) hereof, the Seller and Maddocks, jointly and severally, and Simon, severally but not jointly, (collectively herein "Seller Indemnitors") shall indemnify, save, defend and hold harmless the Buyer and Buyer's shareholders and the directors, officers, partners, agents and employees of each (collectively, the "Buyer Indemnified Parties") from and against any and all costs, lawsuits, losses, liabilities, deficiencies, claims and expenses, including interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively referred to herein as "Damages"), (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant, breach of warranty as of the Effective Date, or the inaccuracy of any representation as of the Effective Date, made by the Seller in or pursuant to this Agreement or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Seller or its Affiliates under this Agreement, or (ii) based upon, arising out of, or otherwise in respect of any liability or obligation of the Business or relating to the Assets relating to any period prior to the Effective Date, other than those Damages based upon or arising out of the Assumed Liabilities; provided, however, that the Seller shall not be liable for any such Damages to the extent, if any, such Damages result from or arise out of a breach or violation of this Agreement by any Buyer Indemnified Parties.

          B. BY THE BUYER AND THE PARENT. Subject to Section 7.1(E) hereof, the Buyer and Parent shall indemnify, save, defend and hold harmless the Seller, Seller's successors in interest or heirs, Maddocks and Simon (collectively, the "Seller Indemnified Parties") from and against any and all Damages (i) incurred in connection with or arising out of or resulting from or incident to any breach of any covenant , breach of warranty as of the Effective Date, or the inaccuracy of any representation as of the Effective Date, made by the Buyer and/or Parent in or pursuant to this Agreement or any other agreement contemplated hereby or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by the Buyer and/or Parent under this Agreement, or (ii) based upon, arising out of or otherwise in respect of any liability or obligation of the Business or relating to the Assets (a) relating to any period on and after the Effective Date, other than those Damages based upon or arising out of the liabilities other than Assumed Liabilities (the "Retained Liabilities"), or (b) arising out of facts or circumstances existing on and after the Effective Date, other than those Damages based upon or arising out of the Retained Liabilities; provided, however, that neither Buyer nor Parent shall be liable for any such Damages if such Damages result from or arise out of a breach or violation of this Agreement by any Seller Indemnified Parties.

          C. DEFENSE OF CLAIMS. If any lawsuit or enforcement action is filed against any Party entitled to the benefit of indemnity hereunder, written notice thereof describing such lawsuit or enforcement action in reasonable detail and indicating the amount (estimated, if necessary) or good faith estimate of the reasonably foreseeable estimated amount of Damages (which estimate shall in no way limit the amount of indemnification the indemnified Party is entitled to receive hereunder), shall be given to the indemnifying Party as promptly as practicable (and in any event within ten (10) days, after the service of the citation or summons) ("Notice of Action"); provided that the failure of any indemnified Party to give timely notice shall not affect its rights to indemnification hereunder to the extent that the indemnified Party demonstrates that the amount the indemnified Party is entitled to recover exceeds the actual damages to the indemnifying Party caused by such failure to so notify within ten
(10) days and so long as the indemnifying Party is not materially prejudiced by the failure to receive such notice. The indemnifying Party may elect to compromise or defend any such asserted liability and to assume all obligations contained in this Section 7.1 to indemnify the indemnified Party by a delivery of notice of such election ("Notice of Election") within ten (10) days after delivery of the Notice of Action. Upon delivery of the Notice of Election, the indemnifying Party shall be entitled to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying Party's sole cost, risk and expense, and such indemnified Party shall cooperate in all reasonable respects, at the indemnifying Party's sole cost, risk and expense, except with respect to the fees and expenses of the indemnified Party's attorney, which shall be borne by the indemnified Party, with the indemnifying Party and such attorneys in the investigation, trial, and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified Party may, at its own cost, risk and expense, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Notice of Election is delivered to the indemnified Party, the indemnified Party shall not pay, settle or compromise such claim without the indemnifying Party's consent, which consent shall not be unreasonably withheld. If the indemnifying Party elects not to defend the claim of the indemnified Party or does not deliver to the indemnified Party a Notice of Election within ten (10) days after delivery of the Notice of Action, the indemnified Party may, but shall not be obligated to defend, provided that in no circumstance shall the indemnified Party compromise or settle the claim or other matter on behalf or for the account of the indemnifying Party without the consent of the indemnifying Party, which shall not be unreasonably withheld.

          D. THIRD PARTY CLAIMS. The provisions of this Section 7.1 are not limited to matters asserted by the Parties, but cover Damages incurred in connection with third party claims. The indemnity hereunder is in addition to any and all rights and remedies of the Parties in connection herewith.

          E. LIMITATION ON INDEMNIFICATION. Notwithstanding the other provisions of this Section 7.1, Seller Indemnitors shall not be liable to Buyer Indemnified Parties, and Buyer shall not be liable to Seller Indemnified Parties, for the first $25,000 in aggregate Damages suffered by such indemnified Parties; provided, however, that once any such indemnified Parties have suffered Damages aggregating in excess of $25,000, the indemnifying Party shall reimburse the indemnified Parties for the full amount of such Damages, including the $25,000 in Damages initially excluded. In no event shall the aggregate Damages payable by an indemnifying Party to indemnified Parties exceed one-half (1/2) of the Purchase Price.

    7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for two (2) years thereafter, except that the representations and warranties contained in Sections 3.1, 3.2 and 3.33 shall survive for a period of three (3) years after Closing.

                                 ARTICLE VIII
                                   REMEDIES
                                   --------

    8.1 SPECIFIC PERFORMANCE; REMEDIES. Each of the Parties hereby agrees that the transactions contemplated by this Agreement are unique, and that each Party shall have, in addition to any other legal or equitable remedy available to it, the right to enforce this Agreement by decree of specific performance. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding in addition to any other remedies to which it, he or they may be entitled at law or equity. The rights and remedies granted herein are cumulative and not exclusive of any other right or remedy granted herein or provided by law.

    8.2 OFFSET; REMEDIES. To the extent not otherwise prohibited by applicable law, (i) all amounts due and owing by the Buyer to the Seller under this Agreement, Note 1, Note 2, or any document, instrument, or agreement executed in connection herewith, and (ii) the Parent Shares, if issued, shall be subject to offset by the Buyer to the extent of any Damages incurred by Buyer that have triggered an indemnification obligation of Seller under Section 7.1.A. In the event Buyer elects to offset any such Damages, Buyer shall furnish Seller notice containing detailed information with respect to such Damages, the specific obligation of Seller that triggered such Damages and such other information as may be reasonably appropriate in respect of Seller's consideration of such claim (an "Offset Claim"). Seller shall have twenty (20) days after receipt of such information to dispute any such Offset Claim, and shall so notify Buyer of the basis for such dispute. If the Parties are unable to resolve such dispute within fifteen (15) days, the Offset Claim shall be submitted to arbitration, as further described in Section 9.14. If Seller agrees to pay such Offset Claim or fails to contact Buyer within such twenty (20) day period, and pending final resolution of any Offset Claim which has been submitted to arbitration, the offset shall be applied as follows (the act of offsetting by Buyer shall be referred to as an "Offset"): (a) First against Note 1 until the full amount of
Note 1, both principal and interest, has been repaid, (b) next against Note 2 until the full amount of Note 2, both principal and interest, has been repaid, and (c) finally, against the Parent Shares. In order to secure the Buyer's offset rights against the Parent Shares, Buyer and Seller shall execute the Stock Pledge Agreement. Upon issuance, the Parent Shares shall have a restrictive legend typed on the back thereof specifying that the Parent Shares are subject to a right of offset as specified in this Agreement. The Seller acknowledges and agrees that but for the right of Offset contained in this Agreement, the Buyer would not have entered into this Agreement or any of the transactions contemplated herein. Notwithstanding anything contained herein to the contrary, the offset rights of Buyer hereunder shall terminate in the manner set forth in Section 7.2.

                                  ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

    9.1 FEES. Except as expressly set forth herein to the contrary, each Party shall be responsible for all costs, fees and expenses (including attorney and accountant fees and expenses) paid or incurred by such Party in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, or otherwise in connection with the transaction contemplated hereby.

    9.2 MODIFICATION OF AGREEMENT. This Agreement may be amended or modified only in writing signed by all of the Parties.

    9.3 NOTICES. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally or telefaxed with receipt of transmission confirmed during regular business hours during a business day to the appropriate location described below, or three (3) business days after posting thereof by United States first-class, registered or certified mail, return receipt requested, with postage and fees prepaid and addressed as follows:

          IF TO SELLER:   Legal Enterprise, Inc.
                          Attn: Mr. Tony L. Maddocks, President
                          4232-1 Las Virgenes Road
                          Calabasas, California 91302
                          Phone:  818/878-9227
                          Fax:  818/878-9851

          Copy to:        Timothy F. Sylvester
                          Riordan & McKinzie
                          300 S. Grand Ave. 29th Floor
                          Los Angeles, California 90071
                          Phone:  213/229-8421
                          Fax:  213/229-8550

          IF TO MADDOCKS: Mr. Tony L. Maddocks
                          178 Magellan Street
                          Thousand Oaks, California 91360
                          Phone: 805/492-2702

          IF TO SIMON:    Mr. Alan Simon
                          30227 Walford Court
                          Agoura Hills, California 91301-4627
                          Phone: 818/597-8331

          IF TO BUYER:    Litigation Resources of America-California, Inc.
                          650 First City Tower, 1001 Fannin
                          Houston, Texas 77002
                          Phone:  713/653-7100
                          Fax:   713/653-7172

          IF TO PARENT:   Litigation Resources of America, Inc.
                          650 First City Tower, 1001 Fannin
                          Houston, Texas 77002
                          Phone:  713/653-7100
                          Fax:   713/653-7172

          Copy to:        J. Randolph Ewing
                          Boyer, Ewing & Harris Incorporated
                          Nine Greenway Plaza, Suite 3100

                          Houston, Texas  77046
                          Phone: 713/871-2025
                          Fax: (713) 871-2024

Any addressee at any time by furnishing notice to the other addressees in the manner described above may designate additional or different addresses for subsequent notices or communications.

    9.4 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not invalidate or affect the enforceability of any other provision of this Agreement.

    9.5 ENTIRE AGREEMENT; BINDING EFFECT. This Agreement and any Ancillary Agreements set forth the entire agreement among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

    9.6 WAIVER. No delay in the exercise of any right under this Agreement shall waive such rights. Any waiver, to be enforceable, must be in writing.

    9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

    9.8 ASSIGNMENT. The Seller shall not assign this Agreement or any interest herein .

    9.9 HEADINGS. Headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

    9.10 SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Agreement or to be delivered by the Seller, upon review and approval by the Buyer, are and shall be hereby incorporated in and made a part of this Agreement. All Schedules to this Agreement must be delivered no later than four
(4) days prior to Closing, in order to provide the Buyer ample time to review and evaluate the items described therein and disclosed thereby. Although the Schedules remain subject to the review and approval of the Buyer, no such review or approval shall constitute a waiver by the Buyer of any breach or default caused by the inaccuracy or incompleteness of any Schedule, the accuracy and completeness of the Schedules being the sole responsibility of the Seller.

    9.11 RIGHTS AND LIABILITIES OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party to this Agreement, nor shall any provision give any third person any right of subrogation or action over against any Party to this Agreement.

    9.12 SURVIVAL. Subject to Section 7.2, this Agreement, including but not limited to all covenants, warranties, representations and indemnities contained herein, shall survive the Closing, and the Bill of Sale and all other documents, instruments or agreements relating to the Assets and the transactions contemplated herein shall not be deemed merged therein.

    9.13 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

    9.14 ARBITRATION. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if such dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this Section 9.14. Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 9.14, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder shall be held in Los Angeles, California. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided in Section 9.15 herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy.
Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction.

    9.15 ATTORNEYS' FEES. If any litigation is instituted to enforce or interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees from the other Party hereto.

    9.16 DRAFTING. All Parties hereto acknowledge that each Party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party hereto because one is deemed to be the author thereof.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement in multiple counterparts effective as of the date first written above.

                         BUYER:
                         ------

                         LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., a California corporation

                         By:                 Richard O. Looney
                             ---------------------------------------------------
                             Richard O. Looney, Chairman and
                             Chief Executive Officer

                         SELLER:
                         -------

                         LEGAL ENTERPRISE, INC.,
                         a California corporation

                         By:                 Tony L. Maddocks
                             ---------------------------------------------------
                             Name:           Tony L. Maddocks
                                    --------------------------------------------
                             Title:           President, CFO
                                    --------------------------------------------

                         PARENT:

                         LITIGATION RESOURCES OF AMERICA, INC.,
                         a Texas corporation

                         By:                  Richard O. Looney
                             ---------------------------------------------------
                             Richard O. Looney,
                             President & Chief Executive Officer

                         MADDOCKS:
                         ---------

                                             Tony L. Maddocks
                         -------------------------------------------------------
                         TONY L. MADDOCKS, Individually

                         SIMON:
                         ------

                                               Alan Simon
                         -------------------------------------------------------
                         ALAN SIMON, Individually


Schedules:
----------

2.1(a)    Equipment
2.1(b)    Contracts
2.1(c)    Books and Records
2.1(e)    Intellectual Property
2.1(g)    General Intangibles
2.2       Excluded Assets
2.7       Allocation of Purchase Price

3.1       Encumbrances on Assets
3.7       Employment Contracts
3.9       Litigation
3.10      Breaches or Violations
3.12      Personnel
3.15      Employee Benefits
3.16(a)   Certain Changes or Events
3.16(b)   Certain Commitments
3.17      Consents and Approvals
3.21      Liens
3.22      Customers
3.23      Insurance Policies
3.24      Interest in Customers, Suppliers and Competitors
3.26      Organization
3.30      Severance Payments
3.34      Operations of Seller
4.5       Consents



Exhibits:
---------

A-1       Note 1
A-2       Note 2
B         Maddocks Employment Agreement
C         Bill of Sale
D         Contingent Stock Pledge Agreement

Other Agreements:
-----------------

Registration Rights Agreement
Pecks Subordination Agreement(s)
Texas Commerce Bank Subordination Agreement(s)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON
(1) SUCH REGISTRATION, OR (2) DELIVERY TO THE ISSUER OF THIS NOTE OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR (3) THE SUBMISSION TO THE ISSUER OF THIS NOTE OF OTHER EVIDENCE, REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT ANY SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR OTHER APPLICABLE SECURITIES LAWS OF ANY STATE, OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT BELOW REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT EFFECTIVE AS OF AUGUST 29, 1997, BY THE MAKER HEREOF AND PAYEE NAMED HEREIN IN FAVOR OF TEXAS COMMERCE BANK NATIONAL ASSOCIATION.


                LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC.
                          D/B/A LEGAL ENTERPRISE, INC.
                          Subordinated Promissory Note
                                    (Note 1)


$319,340.00               Houston, Texas                 August 29, 1997


     Litigation Resources of America-California, Inc. d/b/a Legal Enterprise, Inc., a California corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), for value received, hereby promises to pay to Legal Enterprise, Inc., a California corporation (being hereinafter called the "Holder"), the principal sum of THREE HUNDRED NINETEEN THOUSAND THREE HUNDRED FORTY AND NO/100 DOLLARS ($319,340.00) together with accrued interest on the amount of such principal sum, payable in accordance with the terms set forth below.

     THE OBLIGATIONS OF THE COMPANY CONTAINED IN THIS NOTE ARE SUBORDINATED TO ALL SENIOR INDEBTEDNESS, AS HEREINAFTER DEFINED, NOW OWING OR HEREAFTER EXISTING OR ARISING TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT DESCRIBED ABOVE.

                                   ARTICLE I
                                  Definitions

     For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time, and (iii) the words "herein" and "hereof" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

     1.1 "Board of Directors" means the board of directors of the Company as elected from time to time or any duly authorized committee of that board.

     1.2 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.

     1.3 "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (W) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Parent or Holder, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities other than as a result of the sale by the Parent of securities in a private transaction, and the Pecks Group of Investors no longer has the right to elect a majority of the Board of Directors of the Parent, or (X) during any period of two consecutive years during the term of this Note, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period is as a result of the stockholder permitted to designate such director to fill a position making a change in such designee or if additional directors are added to the board as a result of an expansion of the board of directors for purposes of the Company conducting a Public Offering or for any other business reason, or (Y) the Parent consummates a Public Offering, or (Z) all or substantially all of the assets of the Parent or the Company are sold.

     1.4 "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     1.5  "Event of Default" has the meaning specified in Section 3.1.

     1.6 "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

     1.7 "Indebtedness" of any Person means all indebtedness of such Person, whether outstanding on the date of this Note or hereafter created, incurred, assumed or guaranteed, (i) for the principal of, premium on and interest on all debts of the Person whether outstanding on the date of this Note or thereafter created for money borrowed by such Person (including capitalized lease obligations), money borrowed by others (including capitalized lease obligations) and guaranteed, directly or indirectly, by such Person, or purchase money indebtedness, or indebtedness secured by property ("Purchase Money Indebtedness") at the time of the acquisition of such property by such Person, for the payment of which the Person is directly or contingently liable, (ii) for all accrued obligations of the Person in respect of any contract, agreement or instrument imposing an obligation upon the Person to pay over funds, (iii) for all trade debt of the Person, and (iv) for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (i), (ii) or (iii) above.

     1.8 "Lien" means any mortgage, deed of trust, lien, security interest, pledge, claim, charge, liability, obligation or other encumbrance.

     1.9 "Maturity Date", when used with respect to this Note means August 31, 2005 (or such other date upon which this Note becomes due and payable).

     1.10 "Maximum Nonusurious Rate" means the indicated rate ceiling from time to time in effect as defined by Article 5069-1.04, Vernon's Annotated Civil Statutes, as amended.

     1.11  "Note" means this Subordinated Promissory Note.

     1.12 "Other Subordinated Indebtedness" means any other Indebtedness now or hereinafter due and owing by the Company or to any person who is the seller of a court reporting and/or litigation service business and who finances all or part of the purchase price thereof.

     1.13 "Parent" means Litigation Resources of America, Inc., a Texas corporation.

     1.14 "Parent Stock" means shares of common stock, $.01 par value, of Parent and any securities for which such stock may be exchanged or into which it may be converted.

     1.15 "Pecks Group of Investors" means those persons defined as "Investors" who are parties to the Securities Purchase Agreement dated effective January 17, 1997 among the Investors, the Parent and certain subsidiaries of the Parent, and the permitted assigns of the Investors.

     1.16 "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     1.17 "Public Offering" means the sale by the Parent of securities for cash in an underwritten public offering registered on the appropriate form with the SEC.

     1.18 "Purchase Agreement" means that certain Agreement of Purchase and Sale of Assets dated as of August 29, 1997 executed by and among the Company, Anthony Maddocks, individually, Alan Simon, individually, and the Holder.

     1.19 "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933 or any successor act thereto.

     1.20 "Senior Indebtedness" means any and all indebtedness, liabilities and obligations of the Company to any Person including Other Subordinated Indebtedness that is incurred by the Company or its affiliates in financing the purchase by it or its affiliates of a court reporting and/or litigation service business, whether direct or indirect, absolute or contingent, now owing or hereafter existing or arising, or due or to become due, including without limitation, future indebtedness (principal, interest, fees and expenses, collection costs or otherwise) and future advances of funds, and all modifications, renewals, extensions or rearrangements of any of the foregoing.

     1.21 "Subordination Agreements" means those certain Subordination Agreements executed as of even date herewith by and among the Company, the Holder, and the holders of the Senior Indebtedness.

     1.22 "Subsidiary" means a corporation or other entity in which more than 50% of the outstanding voting stock or equity interests is owned or controlled, directly or indirectly, by the Company or any combination of the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other interests which ordinarily has voting power for the election of directors, and equity interests means the right to receive the profits of the entity, when disbursed, or the assets of the entity upon liquidation or dissolution.

                                   ARTICLE II
                                    Payments

     2.1 Interest. From the date of this Note through the Maturity Date, interest shall accrue hereunder on the unpaid outstanding principal sum of this Note at a rate of six and three-eighths percent (6.375%) per annum, calculated on the basis of a 365-day year or 366-day year as the case may be.

     2.2 Payment of Principal and Interest. Beginning September 15, 1997, the Company shall make monthly payments of interest on the fifteenth day of each month during the term of this Note (and if the fifteenth day is not a Business Day, the first Business Day thereafter) with the entire principal amount of this Note and accrued interest thereon being due and payable on August 31, 2005. Prepayments of this Note are not permitted without the consent of the Holder in Holder's sole discretion.

                                  ARTICLE III
                                    Remedies

     3.1  Events of Default.  An "Event of Default" occurs if:

     3.1.1 the Company fails to make when due any payment of interest due under this Note, and such default remains uncured for a period of 10 days after notice from the Holder;

     3.1.2 the Company fails to make when due the principal payment due under this Note, and such default remains uncured for a period of 180 days after notice from the Holder; or

     3.1.3 the Company defaults in the performance of any other covenant made by the Company in this Note, and such default remains uncured for a period of 180 days after notice from the Holder.

     3.2 Acceleration of Maturity. Regardless of the occurrence of an Event of Default (and the expiration of any applicable cure or grace period), the Holder shall have no right to accelerate the maturity of this Note other than as set forth in this Section 3.2. Notwithstanding the provisions of the foregoing sentence, this Note and all accrued interest shall at the option of the Holder become immediately due and payable on the first Business Day following the date on which Texas Commerce Bank National Association, or its successors or assigns, accelerates the maturity of any Senior Indebtedness as the result of the consummation of a transaction resulting in a Change in Control. The provisions of this Section 3.2 shall govern notwithstanding any other agreement or document of the Company or the Parent (with the exception of the Subordination Agreements).

                                   ARTICLE IV
                                   Covenants

     The Company covenants and agrees that, so long as this Note is outstanding:

     4.1 Payment of Principal and Accrued Interest. The Company will duly and punctually pay or cause to be paid the principal sum of this Note, together with interest accrued thereon from the date hereof to the date of payment, in accordance with the terms hereof, except to the extent of any limitations contained in the Purchase Agreement or the Subordination Agreements.


                                   ARTICLE V
                                 Miscellaneous

     5.1 No Collection Fees. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company will not pay any costs or expenses of collection including, but not limited to, court costs and the reasonable attorney's fees of Holder.

     5.2 Consent to Amendments. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the prior written consent to such amendment, action or omission to act from the Holder.

     5.3 Benefits of Note. Nothing in this Note, express or implied, shall give to any Person, other than the Company, Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

     5.4 Successors and Assigns. All covenants and agreements in this Note contained by or on behalf of the Company and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Company and the Holder.

     5.5 Restrictions on Transfer. This Note shall not be transferable or assignable in any manner whatsoever; provided that this Note may, upon ten (10) days prior written notice to Company, be assigned by Holder to either or both of the individuals who were shareholders of Holder immediately prior to the Closing Date.

     5.6 Waiver; Remedies Exclusive. No failure to exercise and no delay on the part of Holder in exercising any power or right in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Company and Holder shall operate as a waiver of any right of Holder under this Note. No modification or waiver of any provision of this Note or any other instrument evidencing, securing, or guaranteeing this Note nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. All rights and remedies of Holder existing hereunder are exclusive and not cumulative of any rights or remedies otherwise available thereto.

     5.7 Notice; Address of Parties. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes on the third business day after being sent as certified or registered mail, postage and charges prepaid, or by telefax with confirmed receipt, to the following addresses: if to the Company, 650 First City Tower, 1001 Fannin, Houston, Texas 77002, Fax 713/653-7172 or at any other address designated by the Company in writing to Holder; if to Holder, 4232-1 Las Virgenes Road, Calabasas, California 91302, Fax: 818/878-9851 or at any other address designated by Holder to the Company in writing.

     5.8 Separability Clause. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

     5.9 Governing Law. This Note shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

     5.10 Usury. It is the intention of the parties hereto to conform strictly to the applicable laws of the State of Texas and the United States of America, and judicial or administrative interpretations or determinations thereof regarding the contracting for, charging and receiving of interest for the use, forbearance, and detention of money (referred to as "Applicable Law"). The Holder shall have no right to claim, to charge or to receive any interest in excess of the maximum rate of interest, if any, permitted to be charged on that portion of the amount representing principal which is outstanding and unpaid from time to time by Applicable Law. Determination of the rate of interest for the purpose of determining whether this Note is usurious under Applicable Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this Note, all interest or other sums deemed to be interest (referred to in this Section as "Interest") at any time contracted for, charged or received from the Company in connection with this Note. Any Interest contracted for, charged or received in excess of the maximum rate allowed by Applicable Law shall be deemed a result of a mathematical error and a mistake. If this Note is paid in part prior to the end of the full stated term of this Note and the Interest received for the actual period of existence of this Note exceeds the maximum rate allowed by Applicable Law, Holder shall credit the amount of the excess against any amount owing under this Note or, if this Note has been paid in full, or in the event that it has been accelerated prior to maturity, Holder shall refund to the Company the amount of such excess, and shall not be subject to any of the penalties provided by Applicable Law for contracting for, charging or receiving Interest in excess of the maximum rate allowed by Applicable Law. Any such excess which is unpaid shall be canceled.

     5.11 Arbitration. The arbitration provisions contained in Section 9.14 of the Purchase Agreement shall govern this Note.

     THIS NOTE, ANY AND ALL ADDITIONAL PROMISSORY NOTES, IF ANY, ISSUED BY THE COMPANY TO HOLDER AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANY AND HOLDER WITH RESPECT TO THE OBLIGATIONS OWED THEREBY TO HOLDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE COMPANY AND HOLDER. PAYMENT OF THIS NOTE IS SUBJECT TO THE PURCHASE AGREEMENT AND THE SUBORDINATION AGREEMENTS.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.

                         LITIGATION RESOURCES OF
                         AMERICA-CALIFORNIA, INC.,
                         A CALIFORNIA CORPORATION

                         By:_____________________________________________
                         Name:___________________________________________
                         Title:__________________________________________

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS NOTE NOR SUCH SHARES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON (1) SUCH REGISTRATION, OR (2) DELIVERY TO THE ISSUER OF THIS NOTE OR SUCH SHARES OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER, OR (3) THE SUBMISSION TO THE ISSUER OF THIS NOTE OR SUCH SHARES OF OTHER EVIDENCE, REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT ANY SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER WILL NOT BE IN VIOLATION OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR OTHER APPLICABLE SECURITIES LAWS OF ANY STATE, OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER.

THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT BELOW REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT EFFECTIVE AS OF AUGUST 29, 1997, BY THE MAKER HEREOF AND PAYEE NAMED HEREIN IN FAVOR OF TEXAS COMMERCE BANK NATIONAL ASSOCIATION.

                LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC.
                          D/B/A LEGAL ENTERPRISE, INC.
                    Convertible Subordinated Promissory Note
                                    (Note 2)

$821,160.00               Houston, Texas                  August 29, 1997

     Litigation Resources of America-California, Inc. d/b/a Legal Enterprise, Inc., a California corporation (hereinafter called the "Company," which term includes any directly or indirectly controlled subsidiaries or successor entities), for value received, hereby promises to pay to Legal Enterprise, Inc., a California corporation (being hereinafter called the "Holder"), the principal sum of EIGHT HUNDRED TWENTY-ONE THOUSAND ONE HUNDRED SIXTY AND NO/100 DOLLARS ($821,160.00) together with accrued interest on the amount of such principal sum, payable in accordance with the terms set forth below.

     THE OBLIGATIONS OF THE COMPANY CONTAINED IN THIS NOTE ARE SUBORDINATED TO ALL SENIOR INDEBTEDNESS, AS HEREINAFTER DEFINED, NOW OWING OR HEREAFTER EXISTING OR ARISING TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT DESCRIBED ABOVE.

                                   ARTICLE I
                                  Definitions

     For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time, and (iii) the words "herein" and "hereof" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

     1.1 "Board of Directors" means the board of directors of the Company as elected from time to time or any duly authorized committee of that board.

     1.2 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or obligated by law or executive order to be closed.

     1.3 "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (W) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Parent or Holder, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities other than as a result of the sale by the Parent of securities in a private transaction, and the Pecks Group of Investors no longer has the right to elect a majority of the Board of Directors of the Parent, or (X) during any period of two consecutive years during the term of this Note, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period is as a result of the stockholder permitted to designate such director to fill a position making a change in such designee or if additional directors are added to the board as a result of an expansion of the board of directors for purposes of the Company conducting a Public Offering or for any other business reason, or (Y) the Parent consummates a Public Offering, or (Z) all or substantially all of the assets of the Parent or the Company are sold.

     1.4 "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

     1.5  "Event of Default" has the meaning specified in Section 3.1.

     1.6 "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

     1.7 "Indebtedness" of any Person means all indebtedness of such Person, whether outstanding on the date of this Note or hereafter created, incurred, assumed or guaranteed, (i) for the principal of, premium on and interest on all debts of the Person whether outstanding on the date of this Note or thereafter created for money borrowed by such Person (including capitalized lease obligations), money borrowed by others (including capitalized lease obligations) and guaranteed, directly or indirectly, by such Person, or purchase money indebtedness, or indebtedness secured by property ("Purchase Money Indebtedness") at the time of the acquisition of such property by such Person, for the payment of which the Person is directly or contingently liable, (ii) for all accrued obligations of the Person in respect of any contract, agreement or instrument imposing an obligation upon the Person to pay over funds, (iii) for all trade debt of the Person, and (iv) for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (i), (ii) or (iii) above.

     1.8 "Lien" means any mortgage, deed of trust, lien, security interest, pledge, claim, charge, liability, obligation or other encumbrance.

     1.9 "Maturity Date", when used with respect to this Note means August 31, 2005 (or such other date upon which this Note becomes due and payable).

     1.10 "Maximum Nonusurious Rate" means the indicated rate ceiling from time to time in effect as defined by Article 5069-1.04, Vernon's Annotated Civil Statutes, as amended.

     1.11 "Note" means this Convertible Subordinated Promissory Note.

     1.12 "Other Subordinated Indebtedness" means any other Indebtedness now or hereinafter due and owing by the Company or to any person who is the seller of a court reporting and/or litigation service business and who finances all or part of the purchase price thereof.

     1.13 "Parent" means Litigation Resources of America, Inc., a Texas corporation.

     1.14 "Parent Stock" means shares of common stock, $.01 par value, of Parent and any securities for which such stock may be exchanged or into which it may be converted.

     1.15 "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     1.16 "Pecks Group of Investors" means those persons defined as "Investors" who are parties to the Securities Purchase Agreement dated effective January 17, 1997 among the Investors, the Parent and certain subsidiaries of the Parent, and the permitted assigns of the Investors.

     1.17 "Public Offering" means the sale by the Parent of securities for cash in an underwritten public offering registered on the appropriate form with the SEC.

     1.18 "Purchase Agreement" means that certain Agreement of Purchase and Sale of Assets dated as of August 29, 1997 executed by and among the Company, Anthony Maddocks, individually, Alan Simon, individually, and the Holder.

     1.19 "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933 or any successor act thereto.

     1.20 "Senior Indebtedness" means any and all indebtedness, liabilities and obligations of the Company to any Person including Other Subordinated Indebtedness that is incurred by the Company or its affiliates in financing the purchase by it or its affiliates of a court reporting and/or litigation service business, whether direct or indirect, absolute or contingent, now owing or hereafter existing or arising, or due or to become due, including without limitation, future indebtedness (principal, interest, fees and expenses, collection costs or otherwise) and future advances of funds, and all modifications, renewals, extensions or rearrangements of any of the foregoing.

     1.21 "Subordination Agreements" means those certain Subordination Agreements executed as of even date herewith by and among the Company, the Holder, and the holders of the Senior Indebtedness.

     1.22 "Subsidiary" means a corporation or other entity in which more than 50% of the outstanding voting stock or equity interests is owned or controlled, directly or indirectly, by the Company or any combination of the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock or other interests which ordinarily has voting power for the election of directors, and equity interests means the right to receive the profits of the entity, when disbursed, or the assets of the entity upon liquidation or dissolution.

                                  ARTICLE II
                                   Payments

     2.1 Interest. From the date of this Note through the Maturity Date, interest shall accrue hereunder on the unpaid outstanding principal sum of this Note at a rate of six and three-eighths percent (6.375%) per annum, calculated on the basis of a 365-day year or 366-day year as the case may be.

     2.2 Payment of Principal and Interest. Beginning September 15, 1997, the Company shall make monthly payments of interest on the fifteenth day of each month during the term of this Note (and if the fifteenth day is not a Business Day, the first Business Day thereafter) with the entire principal amount of this Note and accrued interest thereon being due and payable on August 31, 2005. Prepayments of this Note are not permitted without the consent of the Holder in Holder's sole discretion.

                                  ARTICLE III
                                   Remedies

     3.1   Events of Default.  An "Event of Default" occurs if:

     3.1.1 the Company fails to make when due any payment of interest due under this Note, and such default remains uncured for a period of 10 days after notice from the Holder;

     3.1.2 the Company fails to make when due the principal payment due under this Note, and such default remains uncured for a period of 180 days after notice from the Holder; or

     3.1.3 the Company defaults in the performance of any other covenant made by the Company in this Note, and such default remains uncured for a period of 180 days after notice from the Holder.

     3.2 No Acceleration of Maturity. Regardless of the occurrence of an Event of Default (and the expiration of any applicable cure or grace period), the Holder shall have no right to accelerate the maturity of this Note.

                                   ARTICLE IV
                                   Covenants

     The Company covenants and agrees that, so long as this Note is outstanding:

     4.1 Payment of Principal and Accrued Interest. The Company will duly and punctually pay or cause to be paid the principal sum of this Note, together with interest accrued thereon from the date hereof to the date of payment, in accordance with the terms hereof, except to the extent of any limitations contained in the Purchase Agreement or the Subordination Agreements.

                                   ARTICLE V
                                   Conversion

     5.1 Conversion Events. On the date of and simultaneously with the closing (the "Event Date") of the first event which causes a Change in Control, all of the outstanding principal amount of this Note shall be automatically converted into shares of Parent Stock at a price equal to $8.50 per share ("Conversion Price"), and otherwise on and subject to the terms and conditions set forth in this Article V. The outstanding principal amount of this Note shall be deemed converted into shares of Parent Stock on the Event Date but shall not be complete until (i) the Company has given written notice to the Holder, which notice shall be given at least twenty days prior to the Event Date, that the outstanding principal amount of this Note has been converted, which notice shall disclose the Conversion Price, the Event Date and the number of shares of Parent Stock to be received by the Holder, (ii) the Holder has delivered written instructions to the Company which states the denominations in which the Holder wishes the certificate or certificates for Parent Stock to be issued, and (iii) the Holder has surrendered this Note to the Company.

     5.2 Accrued Interest; Fractional Shares; Conversion Date. In the event of any conversion, the Company will, as soon as practicable after surrender of this Note and compliance by the Holder with the other conditions herein contained, cause to be issued and delivered to the surrendering Holder certificates for the number of full shares of Parent Stock to which the Holder shall be entitled as aforesaid, together with any unpaid interest on the principal amount converted accrued through the Event Date. The Holder shall not be entitled to receive fractional shares of Parent Stock upon conversion or script in lieu thereof, but the number of shares of Parent Stock to be received by the Holder upon conversion shall be rounded down to the next whole number and the

Holder shall be entitled to payment for the fractional share in cash at the Conversion Price. So that the persons entitled to receive the shares of Parent Stock upon conversion of the principal amount hereof shall be treated for all purposes as having been the record holder or holders of such shares of Parent Stock at such time, conversion shall be deemed to have been made as of the close of business on the Event Date.

     5.3 No Shareholder Rights; Representations and Agreements Upon Issuance. This Note shall not entitle the Holder to any voting rights or other rights as a stockholder of the Parent, or to any other rights whatsoever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Note or the interest represented hereby or the Parent Stock purchasable hereunder until or unless, and except to the extent that, the outstanding principal amount hereof shall be converted. No shares of Parent Stock can or will be issued upon conversion until the Holder becomes a party to a Shareholders' Agreement in the form required by the Parent and gives appropriate investment representations concerning knowledge about the investment and acknowledgments of any applicable restrictions on transferability.

                                  ARTICLE VI
                                 Miscellaneous

     6.1 No Collection Fees. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company will not pay any costs or expenses of collection including, but not limited to, court costs and the reasonable attorney's fees of Holder.

     6.2 Consent to Amendments. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the prior written consent to such amendment, action or omission to act from the Holder.

     6.3 Benefits of Note. Nothing in this Note, express or implied, shall give to any Person, other than the Company, Holder, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

     6.4 Successors and Assigns. All covenants and agreements in this Note contained by or on behalf of the Company and the Holder shall bind and inure to the benefit of the respective successors and assigns of the Company and the Holder.

     6.5 Restrictions on Transfer. This Note shall not be transferable or assignable in any manner whatsoever; provided that this Note may, upon ten (10) days prior written notice to Company, be assigned by Holder to either of the individuals who were shareholders of Holder immediately prior to the Closing Date.

     6.6 Waiver; Remedies Exclusive. No failure to exercise and no delay on the part of Holder in exercising any power or right in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between the Company and Holder shall operate as a waiver of any right of Holder under this Note. No modification or waiver of any provision of this Note or any other instrument evidencing, securing, or guaranteeing this Note nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. All rights and remedies of Holder existing hereunder are exclusive and not cumulative of any rights or remedies otherwise available thereto.

     6.7 Notice; Address of Parties. Except as otherwise provided, all communications to the Company or Holder provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes on the third business day after being sent as certified or registered mail, postage and charges prepaid, or by telefax with confirmed receipt, to the following addresses: if to the Company, 650 First City Tower, 1001 Fannin, Houston, Texas 77002, Fax 713/653-7172 or at any other address designated by the Company in writing to Holder; if to Holder, 4232-1 Las Virgenes Road, Calabasas, California 91302, Fax: 818/878-9851 or at any other address designated by Holder to the Company in writing.

     6.8 Separability Clause. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

     6.9 Governing Law. This Note shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

     6.10 Usury. It is the intention of the parties hereto to conform strictly to the applicable laws of the State of Texas and the United States of America, and judicial or administrative interpretations or determinations thereof regarding the contracting for, charging and receiving of interest for the use, forbearance, and detention of money (referred to as "Applicable Law"). The Holder shall have no right to claim, to charge or to receive any interest in excess of the maximum rate of interest, if any, permitted to be charged on that portion of the amount representing principal which is outstanding and unpaid from time to time by Applicable Law. Determination of the rate of interest for the purpose of determining whether this Note is usurious under Applicable Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this Note, all interest or other sums deemed to be interest (referred to in this Section as "Interest") at any time contracted for, charged or received from the Company in connection with this Note. Any Interest contracted for, charged or received in excess of the maximum rate allowed by Applicable Law shall be deemed a result of a mathematical error and a mistake. If this Note is paid in part prior to the end of the full stated term of this Note and the Interest received for the actual period of existence of this Note exceeds the maximum rate allowed by Applicable Law, Holder shall credit the amount of the excess against any amount owing under this Note or, if this Note has been paid in full, or in the event that it has been accelerated prior to maturity, Holder shall refund to the Company the amount of such excess, and shall not be subject to any of the penalties provided by

Applicable Law for contracting for, charging or receiving Interest in excess of the maximum rate allowed by Applicable Law. Any such excess which is unpaid shall be canceled.

     6.11 Arbitration. The arbitration provisions contained in Section 9.14 of the Purchase Agreement shall govern this Note.

     6.12 Antidilution Protection. The Company shall, and shall induce Parent to, grant to Holder any antidilution protection granted to any other holder of shares of Parent Stock or of securities, options, warrants or other rights to acquire, or any other securities convertible into, shares of Parent Stock, except for antidilution protection previously granted or granted in the future to institutional investors.

     THIS NOTE, ANY AND ALL ADDITIONAL PROMISSORY NOTES, IF ANY, ISSUED BY THE COMPANY TO HOLDER AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANY AND HOLDER WITH RESPECT TO THE OBLIGATIONS OWED THEREBY TO HOLDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE COMPANY AND HOLDER. PAYMENT OF THIS NOTE IS SUBJECT TO THE PURCHASE AGREEMENT AND THE SUBORDINATION AGREEMENTS.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.

                         LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., A CALIFORNIA CORPORATION


                            By:___________________________________________
                            Name:_________________________________________
                            Title:________________________________________

     The Parent has executed this Note solely to evidence its agreement to the potential obligations of the Parent with respect to conversion of the Note into Parent Common Stock, as set forth in Section 5 of this Agreement.

                         LITIGATION RESOURCES OF AMERICA, INC.,
                         A TEXAS CORPORATION


                            By:___________________________________________
                            Name:_________________________________________
                            Title:________________________________________

                                 BILL OF SALE,
                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

     THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Bill of Sale") is entered into effective as of August 29, 1997, among LEGAL ENTERPRISE, INC., a California corporation (the "Seller"), and LITIGATION RESOURCES OF AMERICA-CALIFORNIA, INC., a California corporation ("Purchaser"). Purchaser and Seller may be hereinafter sometimes referred to collectively as the "Parties" or individually as a "Party." All defined terms not otherwise defined herein shall have the meanings ascribed to them in that certain Agreement of Purchase and Sale of Assets of even date herewith (the "Purchase Agreement"), executed among Seller, Purchaser, Tony L. Maddocks, an individual, Alan Simon, an individual, and Litigation Resources of America, Inc., a Texas corporation.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Purchaser has agreed to purchase from Seller, and Seller has agreed to grant, bargain, sell, convey, transfer, assign and deliver to Purchaser, the Assets; and

     WHEREAS, as partial consideration for the sale and assignment of the Assets, Purchaser has agreed to assume the Assumed Liabilities, on and subject to the terms and conditions set forth in the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the delivery to Seller of the Initial Purchase Price, and the covenants of Seller set forth in the Purchase Agreement with respect to the Secondary Purchase Price the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

     1. SALE AND ASSIGNMENT. Seller has granted, bargained, sold, conveyed, transferred, assigned and delivered, and by these presents does grant, bargain, sell, convey, transfer, assign and deliver unto Purchaser, its successors and assigns, the Assets, other than the Excluded Assets, on the terms and conditions set forth in the Purchase Agreement. Seller warrants that Seller is the lawful owner in every respect of all of the Assets and that the Assets are free and clear of any and all liens, security agreements, encumbrances, claims, demands, and charges of every kind and character whatsoever other than as previously disclosed in writing to Purchaser. Seller hereby binds Seller and Seller's successors and assigns to warrant and defend the title to all of the Assets unto Purchaser and Purchaser's successors and assigns forever against every person whomsoever lawfully claiming or to claim the Assets or any part thereof. Purchaser hereby accepts the conveyance, transfer, assignment and delivery of the Assets. The representations and warranties of Seller set forth in the Purchase Agreement are hereby incorporated herein by reference.

     2. ASSUMPTION. Subject to the exceptions and exclusions of Section 2.6 of the Purchase Agreement, and otherwise on and subject to the terms and conditions of the Purchase Agreement, Purchaser hereby assumes and agrees to pay and perform the Assumed Liabilities.

     3. FURTHER ACTIONS. Seller hereby consents and agrees to any lawful action taken by Purchaser in connection with the enforcement of, or the legal protection of, the Assets, and confers upon Purchaser full right of substitution in any and all such actions. Seller further covenants and agrees to execute such further documents and take such additional actions as may reasonably be requested by Purchaser to vest in Purchaser title to any and all of the Assets and otherwise to effectuate the intent of this Bill of Sale. Each of the Parties shall perform such actions and deliver or cause to be delivered any and all such documents, instruments and agreements as the other Party may reasonably request for the purpose of fully and effectively carrying out this Bill of Sale and the transactions contemplated hereby.

     4. GOVERNING LAW. This Bill of Sale shall be construed and enforced in accordance with and governed by the laws of the State of Texas, without regard to conflicts of law principles, and the laws of the United States applicable in Texas.

     5. ARBITRATION. If a dispute arises out of or relates to this Bill of Sale, or the breach thereof, and if such dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this Section 5. Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Bill of Sale or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Bill of Sale, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 5, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder shall be held in Los Angeles, California. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided in Section 9.15 of the Purchase Agreement. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction.

     6. MODIFICATION OF AGREEMENT. This Bill of Sale may be amended or modified only by written instrument signed by all of the Parties.

     7. ENTIRE AGREEMENT; BINDING EFFECT. This Bill of Sale, the Purchase Agreement and the documents, instruments and agreements executed in connection herewith and therewith, set forth the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof. This Bill of Sale shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

     8. COUNTERPARTS. This Bill of Sale may be executed in multiple counterparts, each of which shall have the force and effect of an original, and all of which together shall constitute one and the same agreement.

     EXECUTED AND DELIVERED EFFECTIVE as of the date first written above.

                         PURCHASER:

                         LITIGATION RESOURCES OF AMERICA-
                         CALIFORNIA, INC., a California corporation

                         By:____________________________________________________
                              Richard O. Looney,
                              Chairman and Chief Executive Officer

                         SELLER:

                         LEGAL ENTERPRISE, INC., a California corporation

                         By:__________________________________________
                         Name: _______________________________________
                         Title: ________________________________________

                       CONTINGENT STOCK PLEDGE AGREEMENT

          THIS CONTINGENT STOCK PLEDGE AGREEMENT (this "Pledge Agreement") is made effective as of August 29, 1997, by LEGAL ENTERPRISE, INC., a California corporation ("Pledgor") and LITIGATION RESOURCES OF AMERICA--CALIFORNIA, INC., a California corporation ("Secured Party").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Pledgor, Secured Party and certain other parties have entered into an Agreement of Purchase and Sale of Assets of even date herewith (the "Purchase Agreement"), pursuant to which Pledgor has sold to Secured Party substantially all of the assets of Pledgor (the "Business"); and

     WHEREAS, Pledgor has certain obligations under the Purchase Agreement, including, but not limited to, the obligation of Pledgor to indemnify Secured Party for any breaches of representations and warranties of Pledgor contained in the Purchase Agreement; and

     WHEREAS, pursuant to the terms of the Purchase Agreement and Note 2 (as defined in the Purchase Agreement) and as consideration for the purchase of the Business, the Pledgor has the right to convert at a certain time sums due under
Note 2 into shares of the common stock, $.01 par value (the "Parent Stock"), of Parent (as defined in the Purchase Agreement), on the terms and conditions contained in Note 2; and

     WHEREAS, pursuant to the terms of the Purchase Agreement, the Pledgor may be issued additional shares of Parent Stock and additional notes convertible into shares of Parent Stock subsequent to the Closing (as defined in the Purchase Agreement); and

     WHEREAS, the terms of the Purchase Agreement provide for the Pledgor to pledge all shares of Parent Stock owned by Pledgor, whenever acquired (hereinafter referred to as "Stock"), to the Secured Party to partially secure the obligations of Pledgor under the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement):

     1. Pledge of Stock. Pledgor hereby pledges and grants to Secured Party a security interest in the Stock, which shall attach immediately upon each issuance of Stock to all shares of Stock issued to Pledgor in accordance with the purchase of the Business or under the terms of the Notes (as defined in the Purchase Agreement). Immediately upon receipt of any shares of Stock, Pledgor shall be required to deliver to Secured Party the certificate or certificates representing the Stock in order that Secured Party might perfect its security interest therein. The Pledgor and the Secured Party hereby acknowledge and agree that the value of the Stock shall be deemed to be $8.50 per share of Stock; provided, however, that if the Parent has successfully consummated a public offering of its shares of Stock, then it shall mean the average public trading price of each share of Stock over the five (5) most recent business days falling prior to the date of delivery by the Secured Party to the Pledgor of the notice of an event requiring an Offset, as such term is defined in the Purchase Agreement (the "Agreed Value"). Pledgor shall possess all voting rights pertaining to the Stock, so long as an Event of Offset, as hereinafter defined, has not occurred, or if an Event of Offset has allegedly occurred but is being disputed by the parties hereto prior to submission to arbitration in accordance with Section 9.14 of the Purchase Agreement, and Secured Party shall have no voting rights that may be presently or hereafter attributable to the Stock. In addition, so long as an Event of Offset has not occurred, or if an Event of Offset has allegedly occurred but is being disputed by the parties hereto prior to submission to arbitration in accordance with
Section 9.14 of the Purchase Agreement, then Pledgor shall have the right to receive all dividends, if any, on the Stock, and Pledgor shall be entitled to receive all proceeds upon liquidation of the Stock, if any, as well as all other rights with respect to the Stock except for the right to transfer title thereto. Notwithstanding the foregoing, if an Event of Offset has occurred and (i) has been resolved, either by failure to timely dispute it as required by Section
9.14 of the Purchase Agreement, by agreement or by arbitration decided in favor of Secured Party (a "Resolved Event of Offset") or (ii) has been submitted to arbitration in accordance with Section 9.14 of the Purchase Agreement which arbitration is still pending or in process (a "Continuing Event of Offset"), then Secured Party shall have the right to designate a representative or trustee to vote those shares of Stock covered by or subject to the Resolved Event of Offset or Continuing Event of Offset (the "Offset Shares"), to receive all dividends and liquidation proceeds with respect to the Offset Shares, and to receive all other rights with respect to the Offset Shares.

     2. Representations and Warranties. Pledgor hereby represents, warrants and covenants to and with Secured Party that:

          (a) Pledgor will not, without the written consent of Secured Party, sell, contract to sell, encumber, or dispose of the Stock or any interest therein until this Pledge Agreement and all obligations under the Purchase Agreement have been fully satisfied.

          (b) No consent of any party is necessary for Pledgor to perform its obligations hereunder, or if any such consent is required, such consent has been received prior to the execution of this Pledge Agreement.

     3. Event of Offset. Each delivery by Secured Party to the Pledgor of a notice of a claim of Offset shall constitute an Event of Offset ("Event of Offset") under this Pledge Agreement.

     4.   Remedies.

          (a) Upon the occurrence of a Resolved Event of Offset, Secured Party may, at its option, exercise with reference to the Stock any and all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas and as otherwise granted therein or under any other applicable law or under any other agreement executed by Pledgor, including, without limitation, the right and power to sell, at public or private sale(s), or otherwise dispose of or keep the Stock and any part or parts thereof, or interest or interests therein owned by Pledgor, in any manner authorized or permitted under this Pledge Agreement or under the Uniform Commercial Code, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by Secured Party, and toward payment of the obligations under the Purchase Agreement in such order or manner as Secured Party may elect. Notwithstanding anything to the contrary contained herein, the Secured Party shall only foreclose on that portion of the Stock that is reasonably necessary in the reasonable good faith judgment of the Secured Party in order to satisfy the amount of the claim constituting the Resolved Event of Offset. For purposes hereof, the Agreed Value of the Stock shall be deemed to be the value that the Secured Party is receiving on the foreclosure of the Stock and Secured Party shall not be entitled to foreclose on more Stock than is necessary to recover all of its damages resulting from the Resolved Event of Offset.

          (b) Secured Party is hereby granted the right, at its option, after a Continuing Event of Offset, to transfer at any time to itself or its nominee the securities or other property hereby pledged, or any part thereof, and to thereafter exercise all voting rights with respect to such Stock so transferred and to receive the proceeds, payments, monies, income or benefits attributable or accruing thereto and to hold the same as security for the obligations hereby secured, or at Secured Party's election, to apply such amounts to the obligations, only if due, and in such order as Secured Party may elect or Secured Party may, at its option, without transferring such securities or property to its nominee, exercise all voting rights with respect to the securities pledged hereunder and vote all or any part of such securities at any regular or special meeting of shareholders.

          (c) Pledgor hereby agrees to cooperate fully with Secured Party in order to permit Secured Party to sell, at foreclosure or other private sale, Pledgor's interest in the Stock pledged hereunder as provided in this Pledge Agreement. Specifically, Pledgor agrees to deliver to Secured Party the certificate or certificates representing the Stock if Pledgor has possession at that time, to fully comply with the securities laws of the United States and of the State of Texas and to take such other action as may be necessary to permit Secured Party to sell or otherwise transfer the securities pledged hereunder in compliance with such laws.

     5. Termination. This Pledge Agreement shall continue as security for the payment or satisfaction of the obligations under the Purchase Agreement until the earliest to occur of (i) termination of the Purchase Agreement, (ii) termination of this Pledge Agreement by written notice of the Secured Party to the Pledgor, or (iii) three (3) years after the date of this Pledge Agreement , provided that no Continuing Event of Offset exists. If such a Continuing Event of Offset exists, the pledge shall continue only to the extent of the amount of Stock (based on the Agreed Value) equal to the amount of Damages claimed in the Offset or the amount of damages reasonably expected to be caused by the Event of
Offset, as applicable.   Notwithstanding anything to the
contrary contained herein, so long as there is not a Continuing Event of Offset pending against Pledgor under the Purchase Agreement, (A) 40% of the shares of Stock then subject to this Pledge Agreement shall be released from this Pledge Agreement and returned to the Pledgor on the date of consummation of the initial public offering of Stock by the Parent (the "IPO"), (B) 20% of the shares of Stock then subject to this Pledge Agreement shall be released from this Pledge Agreement and returned to the Pledgor on the date which is six months following the date of consummation of the IPO, (C) 20% of the shares of Stock then subject to this Pledge Agreement shall be released from this Pledge Agreement and returned to the Pledgor two (2) years after the effective date of this Pledge Agreement and (D) the remaining shares of Stock then subject to this Pledge Agreement shall be released from this Pledge Agreement and returned to the Pledgor three (3) years after the effective date of this Pledge Agreement. If a Continuing Event of Offset is pending against Pledgor under the Purchase Agreement, the action described in the immediately preceding sentence shall be taken immediately at the time that such Continuing Event of Offset is resolved, except that the computation of the number of shares of Stock then subject to the Pledge Agreement shall be made as of the time of such resolution.

     6. Release from Pledge. Upon the termination of this Pledge Agreement, Secured Party shall immediately release its security interest in the Stock. In addition, Secured Party shall deliver the certificate or certificates representing the Stock to Pledgor if Secured Party has possession of such certificates at that time. Upon such occurrence, the security interest of Secured Party shall automatically terminate and Secured Party shall thereafter have no interest whatsoever in the Stock.

     7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below or by confirmed telefax:

     If to Pledgor:      T & A, Inc.
                    f/k/a Legal Enterprise, Inc.
                    Attn:  Tony L. Maddocks, President
                    4232-1 Las Virgenes Road
                    Calabasas, California 91302
                    Phone:  818/878-9227
                    Fax:  818/878-9851

     Copy to:       Timothy F. Sylvester
                    Riordan & McKinzie
                    300 S. Grand Ave. 29/th/ Floor
                    Los Angeles, California 90071
                    Phone:  213/229-8421
                    Fax:  213/229-8550

     If to the
     Secured Party: Litigation Resources of America-California, Inc.
                    650 First City Tower, 1001 Fannin
                    Houston, Texas 77002
                    Attn: President
                    Phone:  713/653-7100
                    Fax:   713/653-7172

     Copy to:       Boyer Ewing & Harris Incorporated
                    Nine Greenway Plaza, Suite 3100
                    Houston, Texas  77046
                    Attn:  J. Randolph Ewing
                    Phone:  713/871-2025
                    Fax:  713/871-2024

     8. Successors. This Pledge Agreement shall be binding upon, and inure to the benefit of the parties hereto and their successors and assigns. Any assignee whatsoever will be bound by the obligations of the assigning party under this Pledge Agreement, and any assignment shall not diminish the liability or obligation of the assignor under the terms of this Pledge Agreement unless otherwise agreed.

     9. Severability. In the event that any one or more of the provisions contained in this Pledge Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Pledge Agreement or any such other instrument.

     10. Paragraph Headings. The paragraph headings used herein are descriptive only and shall have no legal force or effect whatsoever.

     11. Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.

     12. Survival of Warranties. All representations, warranties, and agreements made by the parties in this Pledge Agreement or in any certificates delivered pursuant hereto will survive the execution date hereof.

     13. Applicable Law. This Pledge Agreement shall be construed and interpreted in accordance with the laws of the United States of America and the State of Texas, and is intended to be performed in accordance with and as permitted by such laws.

     14. Definitions. All terms and definitions used herein shall have the same meaning as in the Purchase Agreement unless otherwise indicated.

     15. Drafting. The parties hereto acknowledge that each party was actively involved in the negotiation and drafting of this Pledge Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Pledge Agreement shall be construed in favor or against either party hereto because one is deemed to be the author thereof.

     16. Attorneys' Fees. If any litigation is instituted to enforce or interpret the provisions of this Pledge Agreement or the transactions described herein, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees from the other party hereto.

     17. Arbitration. The arbitration provisions contained in Section 9.14 of the Purchase Agreement shall govern this Pledge Agreement.

     18. Multiple Counterparts. This Pledge Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

     IN WITNESS WHEREOF, this Pledge Agreement has been executed effective as of the date first above written.

                         PLEDGOR:
                         --------

                         LEGAL ENTERPRISE, INC., A CALIFORNIA CORPORATION

                         By:  __________________________________________
                              TONY L. MADDOCKS, PRESIDENT

                         SECURED PARTY:
                         --------------

                         LITIGATION RESOURCES OF AMERICA --
                         CALIFORNIA,  INC., A CALIFORNIA CORPORATION

                         By:________________________________________________
                         Name:______________________________________________
                         Title:_____________________________________________